Exhibit 4.1

NOVA CHEMICALS CORPORATION

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of October 16, 2009

CROSS-REFERENCE TABLE

Reconciliation and tie between Trust Indenture Act

of 1939 and Indenture, dated as of October 16, 2009

TIA		Indenture
Section		Section

§ 310	(all)	112
	(a)(1)	608
	(b)	605, 609

§ 311	(all)	605

§ 312	(all)	701
	(b)	701

§ 313	(a)	702
	(b)	602
	(c)	602, 702, 703

§ 314	(a)(1)-(3)	703

§ 315	(a)	303, 603
	(b)	303, 603
	(c)	303, 603
	(d)	303, 603
	(e)	609

§ 316	(c)	104

§ 318	(c)	112

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

SECTION 602.	Notice of Defaults	52
SECTION 603.	Certain Rights of Trustee	52
SECTION 604.	Trustee Not Responsible for Recitals or Issuance of Securities	53
SECTION 605.	May Hold Securities	54
SECTION 606.	Money Held in Trust	54
SECTION 607.	Compensation and Reimbursement	54
SECTION 608.	Corporate Trustee Required; Eligibility; Conflicting Interests	54
SECTION 609.	Resignation and Removal; Appointment of Successor	55
SECTION 610.	Acceptance of Appointment by Successor	56
SECTION 611.	Merger, Conversion, Consolidation or Succession to Business	57
SECTION 612.	Appointment of Authenticating Agent	58
SECTION 613.	Co-Trustee	59

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.	Disclosure of Names and Addresses of Holders	60
SECTION 702.	Reports by Trustee	60
SECTION 703.	Reports by Company	60

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.	Company May Consolidate, Etc., Only on Certain Terms	61
SECTION 802.	Successor Person Substituted	62
SECTION 803.	Securities To Be Secured in Certain Events	62

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901.	Supplemental Indentures without Consent of Holders	63
SECTION 902.	Supplemental Indentures with Consent of Holders	64
SECTION 903.	Execution of Supplemental Indentures	65
SECTION 904.	Effect of Supplemental Indentures	65
SECTION 905.	Conformity with Trust Indenture Act	65
SECTION 906.	Reference in Securities to Supplemental Indenture	65
SECTION 907.	Notice of Supplemental Indentures	66

ARTICLE TEN

COVENANTS

SECTION 1001.	Payment of Principal, Premium, if any, and Interest	66
SECTION 1002.	Maintenance of Office or Agency	66
SECTION 1003.	Money for Securities Payments to Be Held in Trust	66

SECTION 1004.	Statement as to Compliance	68
SECTION 1005.	Corporate Existence	68
SECTION 1006.	Negative Pledge	68
SECTION 1007.	Limitation on Sale/Leaseback Transactions	70
SECTION 1008.	Waiver of Certain Covenants	71
SECTION 1009.	Tax Gross-Up Amounts	71
SECTION 1010.	Change of Control Repurchase and Redemption	73

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101.	Applicability of Article	75
SECTION 1102.	Election to Redeem; Notice to Trustee	75
SECTION 1103.	Selection by Trustee of Securities to Be Redeemed	75
SECTION 1104.	Notice of Redemption	76
SECTION 1105.	Deposit of Redemption Price	76
SECTION 1106.	Securities Payable on Redemption Date	76
SECTION 1107.	Securities Redeemed in Part	77

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201.	Applicability of Article	77
SECTION 1202.	Satisfaction of Sinking Fund Payments with Securities	77
SECTION 1203.	Redemption of Securities for Sinking Fund	78

ARTICLE THIRTEEN

REPAYMENT AT OPTION OF HOLDERS

SECTION 1301.	Applicability of Article	79
SECTION 1302.	Repayment of Securities	79
SECTION 1303.	Exercise of Option	79
SECTION 1304.	When Securities Presented for Repayment Become Due and Payable	80
SECTION 1305.	Securities Repaid in Part	80

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401.	Company’s Option to Effect Defeasance or Covenant Defeasance	80
SECTION 1402.	Defeasance and Discharge	81
SECTION 1403.	Covenant Defeasance	81
SECTION 1404.	Conditions to Defeasance or Covenant Defeasance	81
SECTION 1405.	Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	83

ARTICLE FIFTEEN

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,

SECTION 1501.	Exemption from Individual Liability	84

EXHIBITS

Exhibit A	Form of 2016 Notes
Exhibit B	Form of 2019 Notes
Exhibit C	Form of Private Placement Legend
Exhibit D	Form of Regulation S Legend
Exhibit E	Form of Global Security Legend
Exhibit F	Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S (2016 Notes)
Exhibit G	Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S (2019 Notes)

v

INDENTURE, dated as of October 16, 2009, between NOVA Chemicals Corporation, a corporation duly continued and subsisting under the laws of the Province of New Brunswick (herein called the “Company”), having its principal executive offices at 1550 Coraopolis Heights Road, Moon Township, PA 15108, and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as provided in this Indenture.  The Company is issuing U.S.$350,000,000 in aggregate principal amount of its 8.375% Senior Notes due 2016 (the “2016 Notes”) and U.S.$350,000,000 in aggregate principal amount of its 8.625% Senior Notes due 2019 (the “2019 Notes” and, together with the 2016 Notes, the “Initial Securities”) hereunder concurrently with its execution and delivery of this Indenture.

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 101.               Definitions.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Article One have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)           all other terms used herein which are defined in the Trust Indenture Act or by SEC rule or regulation under the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and,

except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in Canada at the date of such computation; and

(4)           the words “herein”, “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Articles Three, Six and Fourteen are defined in those Articles.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104(a).

“Additional Interest” has the meaning set forth in the Registration Rights Agreement or any other registration rights agreement in connection with the issuance of any Securities.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 204(a).

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate set forth or implicit in the terms of such transaction or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Securities of each series outstanding pursuant to this Indenture, compounded semi-annually, in either case as determined by the principal accounting or financial officer of the Company) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

“Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place.  Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)                                  with respect to a corporation, the Board of Directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)                                  with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)                                  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)                                  with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“branch register” has the meaning specified in Section 305.

“Branch Security Registrar” has the meaning specified in Section 305.

“Business Day”, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 301, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Central Register” has the meaning specified in Section 305.

“Central Security Registrar” has the meaning specified in Section 305. “Clearstream” has the meaning specified in Section 204(a).

“Change of Control” means the occurrence of any of the following:

(1)                                  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than the Principal or a Related Party of the Principal;

(2)                                  the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)                                  the consummation of any transaction (including, without limitation, any merger, amalgamation or consolidation), the result of which is that any Person (including any “person” (as defined above)), other than the Principal and any Related Party of the Principal, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(4)                                  the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two of its Chairman, its Chief Executive Officer, its President, any Senior Vice President, any Vice President, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee.

“Component Currency” has the meaning specified in Section 312(h).

“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom: (a) all current liabilities except for (1) notes and loans payable, (2) current maturities of long-tem debt and (3) current maturities of obligations under capital leases; and (b) to the extent included in said aggregate amount of assets, all goodwill, trade names, trademarks, patents, organization expenses, unamortized debt discount and expenses and all other intangible assets, all as set forth on the consolidated balance sheet of the Company and computed in accordance with generally accepted accounting principles.

“Consolidated Shareholders’ Equity” means, at any date, the aggregate of the dollar amount of the outstanding preferred and common share capital of the Company, plus any outstanding warrants exercisable into shares, plus any outstanding debentures or other Debt which are convertible into shares at the option of the Company and which have no significant retraction privilege, plus or minus the amount, without duplication, of any reinvested earnings or deficit, plus any contributed surplus, plus or minus any cumulative translation adjustment, all as set forth in the most recent audited year-end consolidated balance sheet of the Company.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)                                  was a member of such Board of Directors on the date of the Indenture; or

(2)                                  was nominated for election or elected to such Board of Directors with the approval of the Principal, any Related Party of the Principal or a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Conversion Date” has the meaning specified in Section 312(d).

“Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country which issued such Currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions or (ii) any currency unit (or composite currency) for the purposes for which it was established.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office on the date of execution of this Indenture is located at Goodwin Square, 225 Asylum Street, 23rd Floor, Hartford, CT 06103, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“Corporation” includes corporations, associations, companies, limited liability companies and business trusts.

“covenant defeasance” has the meaning specified in Section 1403.

“Credit Agreement” means that certain Restated Credit Agreement, dated as of March 12, 2008, by and among the Company, The Toronto-Dominion Bank and the Lenders (as defined therein), providing for up to $350.0 million of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Currency” means any currency or currencies, composite currency or currency unit or currency units issued by the government of one or more countries or by any recognized confederation or association of such governments.

“Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

“Defaulted Interest” has the meaning specified in Section 307(a).

“defeasance” has the meaning specified in Section 1402.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Dollar Equivalent of the Currency Unit” has the meaning specified in Section 312(g).

“Dollar Equivalent of the Foreign Currency” has the meaning specified in Section 312(f).

“Election Date” has the meaning specified in Section 312(h).

“Equity Offering” means an offering of Capital Stock of the Company in a public offering registered under the Securities Act.

“Euroclear” has the meaning specified in Section 204(a).

“Event of Default” the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate Agent” means, with respect to Securities of or within any series, unless otherwise specified with respect to any Securities pursuant to Section 301, a New York Clearing House bank, designated pursuant to Section 301 or Section 313.

“Exchange Rate Officer’s Certificate” means a tested telex or a certificate setting forth (i) the applicable Market Exchange Rate and (ii) the Dollar or Foreign Currency amounts of principal (and premium, if any) and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount determined in accordance with Section 302 in the relevant Currency), payable with respect to a Security of any series on the basis of such Market Exchange Rate, sent (in the case of a telex) or signed (in the case of a certificate) by the Treasurer, any Vice President or any Assistant Treasurer of the Company.

“Exchange Securities” has the meaning provided in the Registration Rights Agreement.

“Excluded Holder” has the meaning specified in Section 1009.

“Extension Notice” has the meaning specified in Section 308.

“Extension Period” has the meaning specified in Section 308.

“Federal Bankruptcy Code” means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

“Final Maturity” has the meaning specified in Section 308.

“Foreign Currency” means any Currency other than Currency of the United States.

“Global Security” has the meaning specified in Section 203.

“Government Obligations” means, unless otherwise specified with respect to any series of Securities pursuant to Section 301, securities which are (i) direct obligations of the government which issued the Currency in which the Securities of a particular series are payable or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the Currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such Currency and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depository receipt.

“Holder” means the Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 301; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Initial Purchasers” means Barclays Capital, Inc., HSBC Securities (USA) Inc., RBC Capital Markets Corporation and TD Securities (USA) LLC.

“Initial Securities” has the meaning specified in the first recital of this Indenture.

“Interest,” when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity at the rate prescribed in such Original Issue Discount Security.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Issue Date” means October 16, 2009.

“mandatory sinking fund payment” has the meaning specified in Section 1201.

“Market Exchange Rate” means, unless otherwise specified with respect to any Securities pursuant to Section 301, (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 301 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon (New York City time) buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either New York City, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Exchange Rate Agent.  Unless otherwise specified with respect to any Securities pursuant to Section 301, in the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii) the Exchange Rate Agent or, with respect to calculations made by the Company, the Company shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, London or other principal market for such Currency in question, or such other quotations as the Exchange Rate Agent or the Company, respectively, shall deem appropriate.  Unless otherwise specified by the Exchange Rate Agent or, with respect to calculations made by the Company, the Company, if there is more than one market for dealing in any Currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such Currency shall be that upon which a nonresident issuer of securities designated in such Currency would purchase such Currency in order to make payments in respect of such securities.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

“Necessary Assets” means all assets, including, without limitation land, buildings, manufacturing facilities, equipment, control systems, easements and rights of way, permits and other regulatory approvals, pipelines, utilities, pumping and storage facilities, roads, computers and computer software, technology and all other forms of intellectual property, feedstock supply agreements, and product sale agreements of any kind (including purchase of feedstock) used or useful in the ownership, operation or maintenance of the property acquired, constructed or improved, whether or not in existence prior to such acquisition, construction or improvement.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notice of Default” has the meaning specified in Section 501.

“Officers’ Certificate” means a certificate signed by any two of the Chairman, the Chief Executive Officer, the President, a Senior Vice President or a Vice President, or by any one of the foregoing together with the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Trustee, whose acceptance shall not be unreasonably withheld.

“Optional Reset Date” has the meaning specified in Section 307(b).

“optional sinking fund payment” has the meaning specified in Section 1201.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Original Stated Maturity” has the meaning specified in Section 308.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)            Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)          Securities, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and

(iv)          Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 316, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 502, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar Equivalent, determined as of the date such Security is originally issued by the Company as set forth in an Exchange Rate Officer’s Certificate delivered to the Trustee, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar Equivalent as of such date of original issuance of the amount determined as provided in clause (i) above), of such Security, and (iii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” has the meaning set forth in Section 314.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Securities” means certificated Securities in registered form.

“Place of Payment” means, when used with respect to the Securities of or within any series, the place or places where the principal of (and premium, if any) and interest on such Securities are payable as specified as contemplated by Sections 301 and 1002.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal” means International Petroleum Investment Company.

“Private Placement Legend” means the legend initially set forth on the Rule 144A Securities and other Securities that are Restricted Securities in the form set forth in Exhibit C.

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Section 204.

“Redemption Date,” when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to Article Eleven.

“Registrar” has the meaning set forth in Section 314.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of October 16, 2009 between the Company and the Initial Purchasers.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of or within any series means the date specified for that purpose as contemplated by Section 301.

“Regulation S” has the meaning specified in Section 204(a).

“Regulation S Securities” has the meaning set forth in Section 201(b).

“Related Party” means:

(1)                                  any controlling stockholder or majority owned Subsidiary of the Principal; or

(2)                                  any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding a majority (and controlling) interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause.

“Relevant Tax Jurisdiction” has the meaning specified in Section 1009.

“Repayment Date” means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

“Repayment Price” means, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to be repaid by or pursuant to this Indenture.

“Reset Notice” has the meaning specified in Section 307(b).

“Responsible Officer,” when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, and any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer in the Corporate Trust Office of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, in each case located at the Corporate Trust Office of the Trustee.

“Restricted Period” has the meaning specified in Section 204(f).

“Restricted Security” has the same meaning as “Restricted Security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” has the meaning specified in Section 204(a).

“Rule 144A Securities” has the meaning set forth in Section 201(b).

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person, other than leases between the Company and a wholly-owned Subsidiary or between wholly-owned Subsidiaries.

“SEC” means the Securities and Exchange Commission.

“Secured Projects” has the meaning specified in Section 1006(iv).

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture, including the Initial Securities; provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Interest” means any mortgage, pledge, lien, conditional sale or other title retention agreement, or other similar security interest.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Senior Vice President,” when used with respect to the Company or the Trustee, means any senior vice president, whether or not designated by a number or a word or words added before or after the title “Senior Vice President.”

“Significant Facility” means any plant or other facility of the Company or any Subsidiary, whether now owned or hereafter acquired, having a book value as of the date of determination in excess of 10% of Consolidated Net Tangible Assets.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of or within any series means a date fixed by the Trustee pursuant to Section 307.

“Specified Amount” has the meaning specified in Section 312(h).

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Security at the option of the Holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred), as such date may be extended pursuant to the provisions of Section 308.

“Subsequent Interest Period” has the meaning specified in Section 307(b).

“Subsidiary” means any corporation of which at the time of determination the Company, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the shares of Voting Stock.

“Tax Gross-Up Amounts” has the meaning specified in Section 1009.

“Taxes” has the meaning specified in Section 1009.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

“United States” means, unless otherwise specified with respect to any Securities pursuant to Section 301, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“United States person” means, unless otherwise specified with respect to any Securities pursuant to Section 301, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any State or the District of Columbia or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

“Valuation Date” has the meaning specified in Section 312(c).

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Yield to Maturity” means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

SECTION 102.               Compliance Certificates and Opinions.  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 1004) shall include:

(1)           a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

SECTION 103.               Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.               Acts of Holders.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting.  Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)           The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d)           If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided, however, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date, and that no such authorization, agreement or consent may be amended, withdrawn or revoked once given by a Holder, unless the Company shall provide for such amendment, withdrawal or revocation in conjunction with such solicitation of authorizations, agreements or consents or unless and to the extent required by applicable law.  If the Company elects not to fix in advance a record date, then the record date shall be 30 days prior to the first solicitation of any such consent.

(e)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105.               Notices, Etc. to Trustee and Company.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)           the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if in writing and mailed (first class postage prepaid) or sent by facsimile to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration Division, or

(2)           the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed (first-class postage prepaid) or sent by facsimile to the Company addressed to it at the address of its principal executive offices specified in the first paragraph of this Indenture, Attention: Treasurer, or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106.               Notice to Holders; Waiver.  Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107.               Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108.               Successors and Assigns.  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 109.               Separability Clause.  In case any provision in this Indenture or in any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110.               Benefits of Indenture.  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Security Registrar and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111.               Governing Law.  This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.  This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 112.               Conflict with Trust Indenture Act.  If and to the extent that any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 318, inclusive, of the Trust Indenture Act, through operation of Section 318(c) thereof, such imposed duties shall control.

SECTION 113.               Legal Holidays.  In any case where any Interest Payment Date, Redemption Date, sinking fund payment date or Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Security other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or sinking fund payment date, or at the Stated Maturity or Maturity; provided, however, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

SECTION 114.               Conversion of Currency.  The Company covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Securities and this Indenture:

(i)                                     (A)                              If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into any other currency (the “judgment currency”) an amount due in the payment currency (the “payment currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(B)                                If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the payment currency originally due.

(ii)                                  In the event of the winding-up of the Company at any time while any amount or damages owing under the Securities and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in the payment currency due or contingently due under the Securities and this Indenture (other than under this Subsection (ii)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up.  For the purpose of this Subsection (ii), the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(iii)                               The obligations contained in Subsections (i)(B) and (ii) of this Section 114 shall constitute separate and independent obligations of the Company from its other obligations under the Securities and this Indenture, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or any of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under Subsection (ii) above) or under any such judgment or order.  Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the liquidator or otherwise or any of them.  In the case of Subsection (ii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(iv)                              The term “rate(s) of exchange” shall mean the noon rate of exchange quoted by the Bank of Canada for purchases of the payment currency with the judgment currency other than the payment currency referred to in

Subsections (i) and (ii) above and includes any premiums and costs of exchange payable.

SECTION 115.               Appointment of Agent for Service.  By the execution and delivery of this Indenture, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Securities or this Indenture that may be instituted in any Federal or State court in the State of New York, Borough of Manhattan, or brought under Federal or State securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that CT Corporation System has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon CT Corporation System and written notice of said service to the Company (mailed or delivered to its Treasurer at its principal executive offices, as specified in the first paragraph of this Indenture) shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture shall be in full force and effect and so long as any of the Securities shall be outstanding.

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Securities, to the extent permitted by law.

The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or the Securities in any Federal or State court in the State of New York, Borough of Manhattan.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 116.               Additional Interest.  If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement or any other registration rights agreement in connection with the issuance of any Securities, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable, and (ii) the date on which such interest is payable.  Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable.  If the Company has paid Additional Interest directly to the persons entitled to such interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.  All references to any interest payable on or with respect to the Securities include any Additional Interest.

ARTICLE TWO

SECURITY FORMS

SECTION 201.               Forms Generally.  (a) The Securities of each series shall be in substantially the forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.  The 2016 Notes and the 2019 Notes shall be in substantially the forms set forth in Exhibit A and Exhibit B, respectively, which are incorporated in and form a part of this Indenture.  If the forms of Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

The Trustee’s certificate of authentication on all Securities shall be in substantially the form set forth in this Article Two.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities as evidenced by their execution of such Securities.

(b)           Securities offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Securities”) shall bear the legend and include the form of assignment set forth in Exhibit C, and Securities offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Securities”) shall bear the legend and include the form of assignment set forth in Exhibit D.  Each Security shall be dated the date of its authentication.

The terms and provisions contained in the Securities shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

SECTION 202.               Form of Trustee’s Certificate of Authentication.  Subject to Section 612, the Trustee’s certificate of authentication shall be in substantially the following form or such other form as may be required by the Trustee:

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

U.S. Bank National Association,

 as Trustee

By:
Authorized Signatory

SECTION 203.               Securities Issuable in Global Form.  If Securities of or within a series are issuable in global form (a “Global Security”), as specified as contemplated by Section 204 and Section 301, then, notwithstanding clause (8) of Section 301, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges.  Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or Section 304.  Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order.  If a Company Order pursuant to Section 303 or Section 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

The provisions of the last sentence of Section 303 shall apply to any Security represented by a Global Security if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

Notwithstanding the provisions of Section 307, unless otherwise specified as contemplated by Section 301, payment of principal of and any premium and interest on any Global Security shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 309 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent Global Security the Holder of such permanent Global Security in registered form.

SECTION 204.               Book-Entry Provisions for Global Securities  (a) Securities, including without limitation the Initial Securities, offered and sold to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “Qualified Institutional Buyer” or “QIB”) in reliance on Rule 144A under the Securities Act (“Rule 144A”) or in reliance on Regulation S under the Securities Act (“Regulation S”) shall be initially represented by one or more Global Securities with the restricted securities legend set forth in Exhibit C or Exhibit D, as applicable.  The Global Securities shall bear legends as set forth in Exhibit E.  The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such

Depositary, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Securities, of Euroclear System (“Euroclear”) and Clearstream Banking Luxembourg (“Clearstream”)), and (ii) be delivered to the Trustee as custodian for such Depositary.

Members of, or direct or indirect participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Securities, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b)           Transfers of Global Securities shall be limited to transfer in whole, but not in part, to the Depositary, its successors or their respective nominees.  Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 205.  In addition, a Global Security shall be exchangeable for Physical Securities if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Security and the Company thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Securities or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities.  In all cases, Physical Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

(c)           In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners of Physical Securities pursuant to paragraph (b), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred or exchanged, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Securities of like tenor and amount.

(d)           In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

(e)           Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraph (b) of Section 205, bear the Private Placement Legend or, in the case of Physical Securities delivered in exchange for an interest in the Regulation S Security, the legend set forth in Exhibit D, in each case, unless the Company determines otherwise in compliance with applicable law.

(f)            On or prior to the 40th day after the later of the commencement of the offering of any Securities represented by any Regulation S Security and the issue date of such Securities (such period through and including such 40th day, the “Restricted Period”), a beneficial interest in a Regulation S Security may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Security only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person that the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

(g)           Beneficial interests in the Global Security may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Security, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

(h)           Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in another Global Security shall, upon transfer, cease to be an interest in such Global Security and become an interest in such other Global Security and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(i)            The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 205.               Special Transfer Provisions.  (a)  Transfers to QIBs.  The following provisions shall apply with respect to the registration or any proposed registration of transfer of any Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

(i)            the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder’s Security stating, or to a transferee who has advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule

144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii)           if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

(b)           Private Placement Legend.  Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend.  Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers’ Certificate from the Company to such effect.

(c)           General.  By its acceptance of any Security bearing the Private Placement Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 204 or this Section 205.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 206.               CUSIP Number.  The Company in issuing the Securities may use a “CUSIP” number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.  The Company shall promptly notify the Trustee of any such CUSIP number used by the Company in connection with the issuance of the Securities and of any change in the CUSIP number.

ARTICLE THREE

THE SECURITIES

SECTION 301.               Amount Unlimited; Issuable in Series.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series.  There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 303, set forth in, or determined in the manner provided in, an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (1), (2) and (17) below), if so provided, may be determined from time to time by the Company with respect to unissued Securities of the series and set forth in such Securities of the series when issued from time to time):

(1)           the title of the Securities of the series (which shall distinguish the Securities of the series from all other series of Securities);

(2)           any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906, 1107 or 1305);

(3)           the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the Securities of the series is payable;

(4)           the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Security on any Interest Payment Date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;

(5)           the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any) and any interest on Securities of the series shall be payable, any Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and, if different than the location specified in Section 105, the place or places where notices or demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(6)           the period or periods within which, the price or prices at which, the Currency in which, and other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

(7)           the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the Currency in which, and other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(8)           if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which any Securities of the series shall be issuable;

(9)           if other than the Trustee or the Company, the identity of each Security Registrar and/or Paying Agent;

(10)         if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or the method by which such portion shall be determined;

(11)         if other than Dollars, the Currency in which payment of the principal of (and premium, if any) or interest, if any, on the Securities of the series shall be payable or in which the Securities of the series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of any of the provisions of Section 312;

(12)         whether the amount of payments of principal of (and premium, if any) or interest on the Securities of the series may be determined with reference to a formula or other method and the manner in which such amounts shall be determined;

(13)         whether the principal of (and premium, if any) and interest, if any, on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a Currency other than that in which such Securities are denominated or stated to be payable, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are denominated or stated to be payable and the Currency in which such Securities are to be so payable, in each case in accordance with, in addition to or in lieu of any of the provisions of Section 312;

(14)         the designation of the initial Exchange Rate Agent, if any;

(15)         any provisions in modification of, in addition to or in lieu of the provisions of Article Fourteen that shall be applicable to the Securities of the series;

(16)         provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(17)         any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Securities of the series, whether or not such

Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(18)         the Person to whom any interest on any Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304;

(19)         if Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

(20)         if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

(21)         whether and under what circumstances the Company will pay additional amounts on the Securities of the series in respect of certain taxes (and the terms of any such payment) and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts (and the terms of any such option); and

(22)         any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the series (which terms shall not be inconsistent with the requirements of the Trust Indenture Act or the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 303) and set forth in such Officers’ Certificate or in any such indenture supplemental hereto.  Not all Securities of any one series need be issued at the same time, and, unless expressly provided for in such Securities, a series may not be reopened for issuances of additional Securities of such series.

If any of the terms of the series are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

For the avoidance of doubt, the terms of the 2016 Notes and the 2019 Notes are substantially set forth in the forms attached hereto in Exhibit A and Exhibit B, respectively, which are incorporated in and form a part of this Indenture.

SECTION 302.               Denominations.  All Securities shall be issuable in such denominations as shall be specified as contemplated by Section 301.  With respect to Securities of any series denominated in Dollars, in the absence of any such provisions, the Securities of such series, other than Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 303.               Execution, Authentication, Delivery and Dating.  The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any Senior Vice President or a Vice President, under its corporate seal reproduced thereon attested by its Secretary or an Assistant Secretary.  The signature of any of these officers on the Securities may be the manual or facsimile signature of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities.  If not all the Securities of any series are to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining terms of particular Securities of such series such as interest rate, maturity date, date of issuance and date from which interest shall accrue.

In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA Section 315(a) through 315(d)) shall be fully protected in relying upon, an Opinion of Counsel stating:

(a)           that the form or forms of such Securities have been established in conformity with the provisions of this Indenture;

(b)           if the terms of such Securities have been established by or pursuant to a Board Resolution, that the terms of such Securities have been established in conformity with the provisions of this Indenture; and

(c)           that such Securities when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, and to general equitable principles.

Notwithstanding the provisions of Section 301 and of the preceding two paragraphs, if not all the Securities of any series are to be issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to the preceding two paragraphs prior to or at the time of issuance of each Security, but such documents shall be delivered prior to or at the time of issuance of the first Security of such series.

The Trustee shall not be required to authenticate and deliver any such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein, duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.  Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 310 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 304.               Temporary Securities.  Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.  In the case of Securities of any series, such temporary Securities may be Global Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay.  After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series, upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations.  Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 305.               Registration, Registration of Transfer and Exchange.  The Company shall keep at its registered office, or shall cause to be kept at the office of an agent, a securities register (the “Central Register”) of Holders.  The Company will cause the particulars of each such issue, exchange or transfer of Securities to be recorded in the Central Register.  The Company shall initially be the central security registrar (the “Central Security Registrar”) for the purpose of registering Securities and transfers and exchanges of Securities in the Central Register as provided herein; provided, however, the Company may appoint from time to time one or more successor Central Security Registrars and may from time to time rescind any such appointment.

The Company shall also cause to be maintained a branch register (a “branch register”) or branch registers of Holders in accordance with Section 1002 in the same manner and containing the same information with respect to each entry contained therein as contained in the Central Register.  A copy of every entry in a branch register shall, promptly after the entry is made, be transmitted to the Central Security Registrar.  If there is a conflict between the information contained in the Central Register and the information contained in the branch register, the information contained in the Central Register shall prevail.  The Central Register together with each branch register are collectively referred to herein as the “Security Register”.  At all reasonable times, the Security Register shall be open to inspection by the Trustee.  The Trustee is hereby initially appointed as branch security registrar (the “Branch Security Registrar”) for the purpose of maintaining a branch register at its Corporate Trust Office; provided, however, the Company may appoint from time to time one or more successor or additional Branch Security Registrars and may from time to time rescind any such appointment.  The Central Security Registrar together with each Branch Security Registrar are collectively referred to herein as the “Security Registrar”.

Upon surrender for registration of transfer of any Security of any series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the

Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1107 or 1305 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 Business Days before the day of the selection for redemption of Securities of that series under Section 1103 or 1203 and ending at the close of business on the day of the mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

SECTION 306.               Mutilated, Destroyed, Lost and Stolen Securities.  If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding or, in case any such mutilated Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security pay such Security.

Upon the issuance of any new Security under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Security shall constitute a valid contractual obligation of the Company evidencing the same debt as the Security in lieu of which it is issued, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series.

The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.               Payment of Interest; Interest Rights Preserved; Optional Interest Reset.  (a)  Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest on any Security may at the Company’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 309, to the address of such Person as it appears on the Security Register or (ii) transferring such interest to an account maintained by the payee located inside the United States.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose name the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)           The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(b)           The provisions of this Section 307(b) may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301).  The interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) on any Security of such series may be reset by the Company on the date or dates specified on the face of such Security (each an “Optional Reset Date”).  The Company may exercise such option with respect to such Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date for such Security.  Not later than 40 days prior to each Optional Reset Date, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of any such Security a notice prepared by the Company (the “Reset Notice”) indicating whether the Company has elected to reset the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable), and if so (i) such new interest rate (or such new spread or spread multiplier, if applicable) and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Stated Maturity date of such Security (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) provided for in the Reset Notice and establish an interest rate (or a spread or spread multiplier used to calculate such interest rate, if applicable) that is higher than the interest rate (or the spread or spread multiplier, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) to the Holder of such Security.  Such notice shall be irrevocable.  All Securities with respect to which the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph, will bear such higher interest rate (or such higher spread or spread multiplier, if applicable).

The Holder of any such Security will have the option to elect repayment by the Company of the principal of such Security on each Optional Reset Date at a price equal to the principal amount thereof plus interest accrued to such Optional Reset Date.  In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in Article Thirteen for repayment at the option of Holders except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered any Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender or repayment until the close of business on the tenth day before such Optional Reset Date.

(c)           Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.               Optional Extension of Maturity.  The provisions of this Section 308 may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301).  The Stated Maturity of any Security of such series may be extended at the option of the Company for the period or periods specified on the face of such Security (each an “Extension Period”) up to but not beyond the date (the “Final Maturity”) set forth on the face of such Security.  The Company may exercise such option with respect to any Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to the Stated Maturity of such Security in effect prior to the exercise of such option (the “Original Stated Maturity”).  If the Company exercises such option, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of such Security not later than 40 days prior to the Original Stated Maturity a notice prepared by the Company (the “Extension Notice”) indicating (i) the election of the Company to extend the Maturity, (ii) the new Stated Maturity, (iii) the interest rate applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period.  Upon the Trustee’s transmittal of the Extension Notice, the Stated Maturity of such Security shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, such Security will have the same terms as prior to the transmittal of such Extension Notice.

Notwithstanding the foregoing, not later than 20 days before the Original Stated Maturity of such Security, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate to the Holder of such Security.  Such notice shall be irrevocable.  All Securities with respect to which the Stated Maturity is extended will bear such higher interest rate.

If the Company extends the Maturity of any Security, the Holder will have the option to elect repayment of such Security by the Company on the Original Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date.  In order to obtain repayment on the Original Stated Maturity once the Company has extended the Maturity thereof, the Holder must follow the procedures set forth in Article Thirteen for repayment at the option of Holders, except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder has tendered any Security for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee revoke such tender for repayment until the close of business on the tenth day before the Original Stated Maturity.

SECTION 309.               Persons Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the legal owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent, or any Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such Global Security or impair, as between such depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such Global Security.

SECTION 310.               Cancellation.  All Securities surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any current or future sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee.  All Securities so delivered to the Trustee shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered, shall be promptly cancelled by the Trustee.  If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture.  Unless by Company Order the Company directs the return of any cancelled Securities to it, all cancelled Securities shall be destroyed by the Trustee and upon written request of the Company the Trustee shall deliver its certificate of such destruction to the Company.

SECTION 311.               Computation of Interest.  Except as otherwise specified as contemplated by Section 301 with respect to any Securities, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 312.               Currency and Manner of Payments in Respect of Securities.  (a) Unless otherwise specified with respect to any Securities pursuant to Section 301, with respect to Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, except as provided in paragraph (d) below, payment of the principal of (and premium, if any) and interest, if any, on any Security of such series will be made in the Currency in which such Security is payable.  The provisions of this Section 312 may be modified or superseded with respect to any Securities pursuant to Section 301.

(b)           It may be provided pursuant to Section 301 with respect to Securities of any series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of (and premium, if any) or interest, if any, on such Securities in any of the Currencies which may be designated for such election by delivering to the Trustee for such series of Securities a written election with signature guarantees and in the applicable form established pursuant to Section 301, not later than the close of business on the Election Date immediately preceding the applicable payment date.  If a Holder so elects to receive such payments in any such Currency, such election will remain in effect for such Holder or any transferee of such Holder until changed by such Holder or such transferee by written notice to the Trustee for such series of Securities (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any Security of such series with respect to which an Event of Default has occurred or with respect to which the Company has deposited funds pursuant to Articles Four or Fourteen or with respect to which a notice of redemption has been given by the Company or a notice of option to elect repayment has been sent by such Holder or such transferee).  Any Holder of any such Security who shall not have delivered any such election to the Trustee of such series of Securities not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant Currency as provided in Section 312(a).  The Trustee for each such series of Securities shall notify the Exchange Rate Agent as soon as practicable after the Election Date of the aggregate principal amount of Securities for which Holders have made such written election.

(c)           Unless otherwise specified pursuant to Section 301, if the election referred to in paragraph (b) above has been provided for pursuant to Section 301, then, unless otherwise specified pursuant to Section 301, not later than the fourth Business Day after the Election Date for each payment date for Securities of any series, the Exchange Rate Agent will deliver to the Company a written notice specifying, in the Currency in which Securities of such series are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the Securities to be paid on such payment date, specifying the amounts in such Currency so payable in respect of the Securities as to which the Holders denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above.  If the election referred to in paragraph (b) above has been provided for pursuant to Section 301 and if at least one Holder has made such election, then, unless otherwise specified pursuant to Section 301, on the second Business Day preceding such payment date the Company will deliver to the Trustee for such series of Securities an Exchange Rate Officer’s Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date.  Unless otherwise specified pursuant to Section 301, the Dollar or Foreign Currency amount receivable by Holders who have elected payment in a Currency as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the third Business Day (the “Valuation Date”) immediately preceding each payment date, and such determination shall be conclusive and binding for all purposes, absent manifest error.

(d)           If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to paragraph (b) above, then with respect to each date for the payment of principal of (and premium, if any) and interest, if any, on the applicable Securities denominated or payable in such Foreign Currency occurring after the last date on which such Foreign Currency was used (the “Conversion Date”), the Dollar shall be the Currency of payment for use on each such payment date.  Unless otherwise specified pursuant to Section 301, the Dollar amount to be paid by the Company to the Trustee of each such series of Securities and by such Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be, in the case of a Foreign Currency other than a currency unit, the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the Currency Unit, in each case as determined by the Exchange Rate Agent in the manner provided in paragraph (f) or (g) below.

(e)           Unless otherwise specified pursuant to Section 301, if the Holder of a Security denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above, and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) above.

(f)            The “Dollar Equivalent of the Foreign Currency” shall be determined by the Exchange Rate Agent and shall be obtained for each subsequent payment date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(g)           The “Dollar Equivalent of the Currency Unit” shall be determined by the Exchange Rate Agent and, subject to the provisions of paragraph (h) below, shall be the sum of each amount obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

(h)           For purposes of this Section 312 the following terms shall have the following meanings:

A “Component Currency” shall mean any Currency which, on the Conversion Date, was a component currency of the relevant currency unit.

A “Specified Amount” of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which were represented in the relevant currency unit on the Conversion Date.  If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion.  If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single Currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single Currency, and such amount shall thereafter be a Specified Amount and such single Currency shall thereafter be a Component Currency.  If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by amounts of such two or more currencies, having an aggregate Dollar Equivalent value at the Market Exchange Rate on the date of such replacement that shall be equal to the Dollar Equivalent of the Specified Amount of such former Component Currency at the Market Exchange Rate immediately before such division and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies.  If, after the Conversion Date of the relevant currency unit a Conversion Event (other than any event referred to above in this definition of “Specified Amount”) occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

“Election Date” shall mean the date for any series of Securities as specified pursuant to clause (13) of Section 301 by which the written election referred to in paragraph (b) above may be made.

All decisions and determinations of the Exchange Rate Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee for the appropriate series of Securities and all Holders of such Securities denominated or payable in the relevant Currency.  The Exchange Rate Agent shall promptly give written notice to the Company and the Trustee for the appropriate series of Securities of any such decision or determination.

In the event that the Company determines in good faith that a Conversion Event has occurred with respect to a Foreign Currency, the Company will immediately give written notice thereof to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section 106 to the affected Holders) specifying the Conversion Date.  In the event the Company so determines that a Conversion Event has occurred with respect to any currency unit in which Securities are denominated or payable, the Company will immediately give written notice thereof to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section 106 to the affected Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date.  In the event the Company determines in good faith that any subsequent change in any Component Currency as set forth in the definition of Specified

Amount above has occurred, the Company will similarly give written notice to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent.

The Trustee of the appropriate series of Securities shall be fully justified and protected in relying and acting upon information received by it from the Company and the Exchange Rate Agent and shall not otherwise have any duty or obligation to determine the accuracy or validity of such information independent of the Company or the Exchange Rate Agent.

Unless otherwise specified pursuant to Section 301, if any provision of this Section 312 shall be inconsistent with any provision of Section 114, the provisions of Section 114 shall govern.

SECTION 313.               Appointment and Resignation of Successor Exchange Rate Agent.  (a) Unless otherwise specified pursuant to Section 301, if and so long as the Securities of any series (i) are denominated in a Currency other than Dollars or (ii) may be payable in a Currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent.  The Company will cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 301 for the purpose of determining the applicable rate of exchange and, if applicable, for the purpose of converting the issued Currency into the applicable payment Currency for the payment of principal (and premium, if any) and interest, if any, pursuant to Section 312.

(b)           No resignation of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the Company and the Trustee of the appropriate series of Securities accepting such appointment executed by the successor Exchange Rate Agent.

(c)           If the Exchange Rate Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Exchange Rate Agent for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Securities of that or those series (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Securities of one or more or all of such series and that, unless otherwise specified pursuant to Section 301, at any time there shall only be one Exchange Rate Agent with respect to the Securities of any particular series that are originally issued by the Company on the same date and that are initially denominated and/or payable in the same Currency).

SECTION 314.               Registrar and Paying Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Securities may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Company, if any, in respect of the Securities and this Indenture may be served.  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may have one or more additional Paying Agents.  The term “Paying Agent” includes any additional Paying Agent.  Neither the Company nor any Affiliate thereof may act as a Paying Agent.

The Company shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee of the name and address of any such Agent.  If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 607.

The Company initially appoints the Trustee as Registrar or Paying Agent and Agent for service of notices and demands in connection with the Securities and this Indenture.

SECTION 315.               Paying Agent To Hold Money in Trust.  Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment.  Money held in trust by the Paying Agent need not be segregated except as required by law.  The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 501(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed.  Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.  The Paying Agent shall invest money held by it only upon the written instructions of the Company.

SECTION 316.               Noteholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such faun and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

SECTION 317.               Transfer and Exchange.  Subject to Sections 204 and 205, when Securities are presented to the Registrar with a request from the Holder of such Securities to register a transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer as requested.  Every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing.  To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Securities evidencing such transfer or exchange at the Registrar’s request.  No service charge shall be made to the Holder for any registration of transfer or exchange.  The Company may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 304 or 1107, (in which events the Company shall be responsible for the payment of such taxes).  The Registrar shall not be required to exchange or register a transfer of any Security for a period of 15 days immediately preceding the mailing of notice of redemption of Securities to be redeemed or of any Security selected, called or being called for redemption except the unredeemed portion of any Security being redeemed in part.

Any Holder of the Global Security or a beneficial interest in the Global Security shall, by acceptance of such Global Security or beneficial interest, agree that transfers of the beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book entry.

Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company’s compliance with or have any responsibility with respect to the Company’s compliance with any Federal or state securities laws.

SECTION 318.               Outstanding Securities.  The Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 1401, on or after the date on which the conditions set forth in Section 1401 have been satisfied, those Securities theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 318 as not outstanding.

If a Security is replaced pursuant to Section 306, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser in whose hands such Security is a legal, valid and binding obligation of the Company.

If the Paying Agent holds, in its capacity as such, on the Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401.               Satisfaction and Discharge of Indenture.  This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities (except as to any surviving rights of registration of transfer or exchange of Securities of such series herein expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when

(1)           either

(A)                              all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities of such series for whose payment money has theretofore been deposited with the Trustee or any Paying Agent and thereafter repaid to the Company, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)                                all Securities of such series not theretofore delivered to the Trustee for cancellation

(i)                                     have become due and payable, or

(ii)                                  will become due and payable at their Stated Maturity within one year, or

(iii)                               if redeemable at the option of the Company, are to be

called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount, in the Currency in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)           the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligation of the Company to pay Tax Gross-Up Amounts and any indemnification payments under Section 1009, the obligations of the Trustee to any Authenticating Agent under Section 612 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.               Application of Trust Money.  Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE

REMEDIES

SECTION 501.               Events of Default.  “Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in the payment of any interest (including Tax Gross-Up Amounts) upon any Security of that series when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

(2)           default in the payment of the principal of or premium, if any, on any Security of that series when the same becomes due and payable; or

(3)           default in the deposit of any sinking fund or analogous payment when due by the terms of any Security of that series; or

(4)           default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty, a default in whose performance or whose breach is elsewhere in this Section 501 specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of the applicable series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)           the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any of its Significant Subsidiaries a bankrupt or insolvent under or subject to the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous laws, or the issuance of a sequestration order or the appointment of a receiver in receipt of any substantial part of the property of the Company or any of its Significant Subsidiaries, and any such decree, order or appointment continues unstayed and in effect for a period of 90 days; or

(6)           the institution by the Company or any of its Significant Subsidiaries of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, under or subject to the

Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous laws or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any of its Significant Subsidiaries or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking by it of corporate action in furtherance of any of the aforesaid purposes; or

(7)           (A) default under any indenture or instrument evidencing or under which the Company or any Subsidiary has at the date of this Indenture or shall hereafter have outstanding any Debt (other than an obligation payable on demand or maturing less than 12 months from the date such Debt is incurred) in any individual instance in excess of an amount equal to 5% of Consolidated Shareholders’ Equity shall occur and be continuing and, if such Debt has not already matured in accordance with its terms, such Debt shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 15 Business Days after notice thereof shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of the applicable series or (B) default in any payment when due at final maturity of any such Debt, including any applicable grace period; or

(8)           any other Event of Default provided in a supplemental indenture, Board Resolution or Officers’ Certificate with respect to Securities of that series.

SECTION 502.               Acceleration of Maturity; Rescission and Annulment.  If an Event of Default described in clauses (1), (2), (3), (4), (5) (unless with respect to the Company), (6) (unless with respect to the Company), (7) or (8) of Section 501 with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) and all other amounts owing thereunder of all of the Securities of that series to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) and all other amounts owing thereunder shall become immediately due and payable.  If any Event of Default described in clause (5) (with respect to the Company) or (6) (with respect to the Company) of Section 501 occurs and is continuing, all principal amount and all other amounts owing under outstanding Securities will become due and payable immediately without further action or notice.

At any time after such a declaration of acceleration with respect to Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Five provided, the Holders of a majority in principal amount of the Outstanding Securities of that series (or of all series, as the case may be), by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1)           the Company has paid or deposited with the Trustee a sum sufficient to pay in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)),

(A)          all overdue interest on all Outstanding Securities of that series (or of all series, as the case may be),

(B)           all unpaid principal of (and premium, if any, on) any Outstanding Securities of that series (or of all series, as the case may be) which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such Securities,

(C)           to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D)          all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)           all Events of Default with respect to Securities of that series (or of all series, as the case may be), other than the non-payment of amounts of principal of (or premium, if any) or interest on Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.               Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if

(1)           default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)           default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

then the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any), and to the extent that payment of such interest is lawful, interest on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series (or of all series, as the case may be) occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series (or of all series, as the case may be) by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.               Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)            to file and prove a claim for the whole amount of principal (and premium, if any), or such portion of the principal amount of any series of Original Issue Discount Securities as may be specified in the terms of such series, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.               Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.               Application of Money Collected.  Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any, on) or interest, upon presentation of the Securities, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:  To the payment of all amounts due the Trustee under Section 607;

Second:  To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

Third:  The balance, if any, to the Company or any other Person or Persons entitled thereto.

SECTION 507.               Limitation on Suits.  No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)           such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)           the Holders of not less than 25% in principal amount of the Outstanding Securities of that series in the case of any Event of Default described in Section 501 shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)           such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of not less than a majority in principal amount of the Outstanding Securities of that series in the case of any Event of Default described in Section 501;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of the same series, in the case of any Event of Default described in Section 501, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Securities of the same series, in the case of any Event of Default described in Section 501.

SECTION 508.               Unconditional Right of Holders to Receive Principal, Premium and Interest.  Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Fourteen) and in such Security, of the principal of (and premium, if any), including Redemption Price and Repayment Price, and (subject to Section 307) interest on, such Security on the respective due dates therefor and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.               Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.               Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.               Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.                                            Control by Holders.  With respect to the Securities of any series, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, relating to or arising under Section 501; provided, however, that in each case

(1)                                  such direction shall not be in conflict with any rule of law or with this Indenture,

(2)                                  the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3)                                  the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders of Securities of such series not consenting, unless the Trustee shall be offered reasonable security or indemnity satisfactory to it.

SECTION 513.                                            Waiver of Past Defaults.  Subject to Section 502, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default described in Section 501, and its consequences, except a default

(1)                                  in respect of the payment of the principal of (or premium, if any) or interest on any Security, or

(2)                                  in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 514.                                            Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities to which the suit relates, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any), including Redemption Price and Repayment Price, or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date, as the case may be).

SECTION 515.                                            Waiver of Stay or Extension Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601.                                            Certain Duties and Responsibilities.  (a)  Except during the continuance of an Event of Default,

(2)                                  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(3)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b)                                 In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(4)                                  this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(5)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(6)                                  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(7)                                  no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)                                 Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.                                            Notice of Defaults.  Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), including Redemption Price and Repayment Price, or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided further that in the case of any default or breach of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.  For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603.                                            Certain Rights of Trustee.  Subject to the provisions of TIA Section 315(a) through 315(d):

(1)                                  the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)                                  any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3)                                  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(4)                                  the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)                                  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)                                  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(7)                                  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(8)                                  the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 604.                                            Trustee Not Responsible for Recitals or Issuance of Securities.  The recitals contained herein and in the Securities, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a

Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein.  The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605.                                            May Hold Securities.  The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606.                                            Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607.                                            Compensation and Reimbursement.  The Company agrees:

(1)                                  to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                                  except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and the allocable costs of in-house counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith or willful misconduct; and

(3)                                  to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture.  As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any), including Redemption Price and Repayment Price or interest on particular Securities.

SECTION 608.                                            Corporate Trustee Required; Eligibility; Conflicting Interests.  There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA

Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000.  If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 609.                                            Resignation and Removal; Appointment of Successor.  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

(b)                                 The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c)                                  The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(d)                                 If at any time:

(2)                                  the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3)                                  the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(4)                                  the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e)                                  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series).  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company.  If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f)                                    The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to the Holders of Securities of such series in the manner provided for in Section 106.  Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 610.                                            Acceptance of Appointment by Successor.  (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 607.

(b)                                 In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture to resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject nevertheless to the lien, if any, provided for in Section 607.  Whenever there is a successor Trustee with respect to one or more (but less than all) series of securities issued pursuant to this Indenture, the terms “Indenture” and “Securities” shall have the meanings specified in the provisos to the respective definitions of those terms in Section 101 which contemplate such situation.

(c)                                  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section 610, as the case may be.

(d)                                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 611.                                            Merger, Conversion, Consolidation or Succession to Business.  Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 612.                                            Appointment of Authenticating Agent.  At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106.  Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation or national banking association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority.  If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any corporation or national banking association into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or national banking association succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation or national banking association shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank National Association,
as Trustee

By:
as Authenticating Agent

By:
Authorized Officer

SECTION 613.                                            Co-Trustee.  (a) At any time, only for the purpose of, and only to the extent required for, meeting the legal requirements of any applicable jurisdiction, the Trustee shall have the power to appoint one or more persons to act as co-trustee under this Indenture, with such powers as may be provided in the instrument of appointment, and to vest in such person or persons any property, title, right or power deemed necessary or desirable, subject to the remaining provisions of this Section.  Before the appointment of any co-trustee the Trustee shall, if the circumstances so permit, consult the Company and if any co-trustee so appointed shall be a person to whose appointment the Company might reasonably object by reason of any conflict of interest or other disability, a determination made by the Trustee (after consulting its legal advisor in the appropriate jurisdiction) that in its opinion there is no such conflict of interest or other disability in relation to any such co-trustee shall be conclusive and binding upon the Company.

Should any written instrument from the Company be required by any co-trustee so appointed for more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

(b)                                 Each co-trustee shall, to the extent permitted by applicable law, be appointed subject to the following terms.

(2)                                  The rights, powers, duties and obligations conferred or imposed upon any such co-trustee shall not be greater than those conferred or imposed upon the Trustee, and such rights and powers shall be exercisable only jointly with the Trustee, except to the extent that, under any law of any jurisdiction in which any particular act or acts is to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights and powers shall be exercised by such co-trustee subject to the provisions of Section 613(b)(4) below.

(3)                                  The Trustee may at any time, by an instrument in writing executed by it, accept the resignation of or remove any co-trustee appointed under this Section.

(4)                                  No co-trustee under this Indenture shall be liable by reason of any act or omission of any other co-trustee appointed under this Indenture.

(5)                                  No power given to such co-trustee shall be separately exercised hereunder by such co-trustee except with the consent in writing of the Trustee.

(c)                                  The provisions of Section 607 hereof shall extend to any co-trustee, its officers, employees, agents, successors and assigns appointed hereunder.

(d)                                 Any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.                                            Disclosure of Names and Addresses of Holders.  Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

SECTION 702.                                            Reports by Trustee.  Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

SECTION 703.                                            Reports by Company.  The Company shall:

(1)                                  whether or not required by the rules and regulations of the SEC, so long as any Securities are outstanding, furnish to the holders of the Securities or cause the Trustee to furnish to the holders of Securities (or make available through the SEC’s EDGAR electronic filing system): (a) within 120 days after the end of each fiscal year (or such shorter period as the SEC may prescribe), annual reports on Form 20-F (or, to the extent permitted by the rules and regulations of the SEC, Form 40-F (or, in each case, any successor form)) containing the information required to be contained therein (or required in such successor form), (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year (or such shorter period as the SEC may prescribe), reports on Form 6-K (or any successor form) and (c) promptly, within 5 Business Days, from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form);

(2)                                  prepare all such reports specified in clause (1) of this Section 703 in all material respects in accordance with all of the rules and regulations applicable to such reports;

(3)                                  file a copy of each of the reports specified in clause (1) of this Section 703 with the SEC for public availability within the time period specified above (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods;

(4)                                  comply at all times with Section 314 of the TIA; and

(5)                                  if the Company is no longer subject to the periodic reporting requirements of the Exchange Act, for any reason, continue filing the reports specified in clause (1) of this Section 703 with the SEC within the time periods specified above unless the SEC will not accept such a filing.

The Company will not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

In addition, for so long as any Securities remain outstanding, if at any time the Company is not required to file with the SEC the reports required by the preceding paragraphs, the Company will furnish to the holders of the Securities and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.                                            Company May Consolidate, Etc., Only on Certain Terms.  The Company shall not amalgamate or consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1)                                  the Person formed by such consolidation or amalgamation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust organized and existing under the laws of Canada or any province or territory thereof, the United States of America or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company’s obligation for the due and punctual payment of the principal of (and premium, if any), including Redemption Price and Repayment Price, and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2)                                  immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such amalgamation, consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

This Section shall only apply to a merger, amalgamation or consolidation in which the Company is not the surviving corporation and to conveyances, leases and transfers by the Company as transferor or lessor.

SECTION 802.                                            Successor Person Substituted.  Upon any amalgamation or consolidation by the Company with or merger by the Company into any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such amalgamation or consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the “Company” in the first paragraph of this Indenture or any successor corporation which shall theretofore become such in the manner described in Section 801), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

SECTION 803.                                            Securities To Be Secured in Certain Events.  If, as a result of any amalgamation or consolidation of the Company with or merger of the Company with any other Person, or upon any conveyance, lease or transfer of the property of the Company as an entirety or substantially as an entirety to any other Person, any properties or assets of the Company would become subject to a mortgage, pledge, charge, security interest or other encumbrance securing Debt, then unless such mortgage, pledge, charge, security interest or other encumbrance could be created without equally and ratably securing the Securities under Section 1006, the Company or such successor Person, as the case may be, prior to or simultaneously with such amalgamation, consolidation, merger, conveyance, lease or transfer, will, with respect to such properties or assets, secure the Securities Outstanding hereunder (together with, if the Company shall so determine, any other Debt of the Company now existing or hereafter created which is not subordinate to the Securities) equally and ratably with (or prior to) all such Debt which upon such amalgamation, consolidation, merger, conveyance, lease or transfer is to become secured as to such properties or assets, or will cause such Securities to be so secured; provided that for the purpose of providing such equal and rateable or prior security, the principal amount of Original Issue Discount Securities shall mean that amount which would at the time of making such effective provision be due and payable pursuant to Section 502 and the terms of such Original Issue Discount Securities upon a declaration of acceleration of the Maturity thereof, and the extent of such equal and ratable security shall be adjusted, to the extent permitted by law, as and when said amount changes over time pursuant to the terms of such Original Issue Discount Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901.                                            Supplemental Indentures without Consent of Holders.  Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)                                  to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Securities; or

(2)                                  to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(3)                                  to add any additional Events of Default (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are being included solely for the benefit of such series); or

(4)                                  to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination (a) shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or (b) shall not apply to any Outstanding Security; or

(5)                                  to secure the Securities pursuant to the requirements of Section 803, 1006 or 1007 or otherwise; or

(6)                                  to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

(7)                                  to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 610(b); or

(8)                                  to close this Indenture with respect to the authentication and delivery of additional series of Securities, to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided, however, such action shall not adversely affect the interests of the Holders of Securities of any particular series in any material respect; or

(9)                                  to comply with any requirements of the SEC in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act; or

(10)                            to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 401, 1402 and 1403; or

(11)                            to conform the text of this Indenture or the Securities to any provision of the Description of Notes contained in any offering memorandum in connection with the offering of any Securities to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture or the Securities, which intent may be evidenced by an Officers’ Certificate to that effect; provided, however, that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect.

SECTION 902.                                            Supplemental Indentures with Consent of Holders.  With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities of any series of Securities affected by such supplemental indenture, by Act of said Holders if such series delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture which affect such Securities or of modifying in any manner the rights of the Holders of such Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)                                  change the Stated Maturity of the principal of, or any installment of interest on, any Security, or change the time at which any Security may or shall be redeemable or repayable or reduce the principal amount thereof or the rate of interest thereon or any premium, including Redemption Price and Repayment Price, payable upon the redemption or repayment thereof, or change any obligation of the Company to pay additional amounts provided for pursuant to Section 301, change any obligation of the Company to pay Tax-Gross Up Amounts in accordance with Section 1009 with respect to the Securities of any Series, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, or adversely affect any right of repayment at the option of any Holder of any Security, or change any Place of Payment where, or the Currency in which, any Security or any premium or the interest thereon is payable, or modify Section 508, or

(2)                                  reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

(3)                                  modify any of the provisions of this Section, Section 513 or Section 1008, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.                                            Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.                                            Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.                                            Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906.                                            Reference in Securities to Supplemental Indenture.  Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

SECTION 907.                                            Notice of Supplemental Indentures.  Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security so affected, pursuant to Section 106, setting forth in general terms the substance of such supplemental indenture.

ARTICLE TEN

COVENANTS

SECTION 1001.                                      Payment of Principal, Premium, if any, and Interest.  The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any), including Redemption Price and Repayment Price, and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

SECTION 1002.                                      Maintenance of Office or Agency.  The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  Unless otherwise specified with respect to any Securities as contemplated by Section 301 with respect to a series of Securities, the Company hereby designates as a Place of Payment for each series of Securities the Borough of Manhattan, The City of New York, and initially appoints the Trustee at its New York office as Paying Agent in such Place of Payment and as its agent to receive all presentations, surrenders, notices and demands.

Unless otherwise specified with respect to any Securities pursuant to Section 301, if and so long as the Securities of any series (i) are denominated in a Currency other than Dollars or (ii) may be payable in a Currency other than Dollars, or so long as it is required under any other provision of the Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent.

SECTION 1003.                                      Money for Securities Payments to Be Held in Trust.  If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any), including Redemption Price and Repayment Price, or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to or on each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum (in the Currency described in the preceding paragraph) sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent (other than the Trustee) for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)                                  hold all sums held by it for the payment of the principal of (and premium, if any) and interest on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)                                  give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal of (or premium, if any) or interest on the Securities of such series; and

(3)                                  at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such

Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.                                      Statement as to Compliance.  The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture.  For purposes of this Section 1004, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

SECTION 1005.                                      Corporate Existence.  Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1006.                                      Negative Pledge.  The Company will not, and will not permit any Subsidiary to, create any Security Interest on any of its property or assets (including Capital Stock), whether owned on the date hereof or hereafter acquired, to secure any Debt unless at the same time it shall secure equally and ratably with such Debt all Securities then Outstanding by the same instrument or by other instrument for so long as such obligation is secured; provided that this covenant shall not hinder or prevent the sale of any property or assets of the Company (except in the case of a sale in connection with a transaction prohibited by Section 1007) or hinder or prevent:

(i)                                     Security Interests existing on the date of initial issuance of the Securities;

(ii)                                  Security Interests on any property, Capital Stock, or other assets existing at the time of acquisition thereof by the Company or any Subsidiary (which may include property previously leased by the Company or any Subsidiary and leasehold interests thereon, provided that the lease terminates prior to the acquisition);

(iii)                               Security Interests on property, Capital Stock, or other assets of a corporation or other entity existing at the time such corporation or other entity is merged into or consolidated with the Company or any Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or other entity as an entirety or substantially as an entirety to the Company or any Subsidiary;

(iv)                              Security Interests on property, Capital Stock or other assets (“Secured Projects”) acquired, constructed or improved by the Company or any Subsidiary after the initial issuance of the Securities which are created or assumed contemporaneously with, or within 270 days after such acquisition (or, in the case of property or other assets constructed or improved, within 270 days after the completion or commencement of commercial operation of such property or other assets, whichever is later) to secure or provide for the payment of any part of the purchase price of such property, Capital Stock, or other assets or cost of such construction or improvement; provided that if a commitment to so finance such a payment is obtained prior to or within such 270 day period and the related Security Interest is created within 90 days after the expiration of the 270 day period, the applicable Security Interest shall be deemed to be included in this clause (iv); and provided further that such Security Interests may also extend to:  (a) any Necessary Assets provided that the instrument granting such Security Interests does not materially impair the continued operation of each Significant Facility requiring or dependent on such Necessary Assets notwithstanding a default under such instrument or acceleration of the obligations secured thereby; (b) any unimproved real property theretofore owned by the Company or any Subsidiary, on which the property so constructed, or the improvement is located; and (c) contract rights (including revenue therefrom) of the Company or any Subsidiary directly related to such Secured Projects;

(v)                                 Security Interests securing Debt issued pursuant to a receivables facility or similar credit arrangement which provides for Debt issued by the Company or any Subsidiary thereunder and interest thereon and related obligations to be secured by a pledge of receivables of the Company or any Subsidiary in accordance with an indenture or other agreement and which further provides that the holder of interests in the trust created pursuant to such indenture or other agreement is to be entitled to a first call on the proceeds of any enforcement of the security under the indenture or other agreement that are attributable to receivables of the Company or any Subsidiary;

(vi)                              the granting of any security, whether by way of letter of credit, surety bond or otherwise, which is posted or granted pursuant to a court order or agreement with a third Person in the context of a dispute by the Company or any Subsidiary of the claims by a third Person purportedly arising in the ordinary course of business of, or incident to current construction by, the Company or any Subsidiary;

(vii)                           the deposit of cash, letters of credit, surety bonds, labor and material bonds, or any other security in connection with contracts (other than for the payment of Debt) or tenders in the ordinary course of business or to secure margins accounts in the ordinary course of business, workmen’s compensation, surety or appeal bonds, costs of litigation required by law, public and statutory obligations, liens or claims whether arising at common law, equity or pursuant to statute whether incident to current construction or otherwise, including but not limited to mechanics’, workmen’s, carriers’ and other similar liens;

(viii)                        Security Interests securing Debt or other obligations of a Subsidiary owing to the Company or a wholly owned Subsidiary;

(ix)                                Security Interests on or other conveyances of property or other assets owned by the Company or any Subsidiary in favor of the Government of Canada or any Province or Territory thereof or the United States of America or any State, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the Government of Canada or any Province or Territory thereof or the United States of America or any State, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Security Interests; or

(x)                                   Security Interests securing Debt and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (x) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder and together with any extension, renewal or replacement Debt incurred pursuant to clause (xi) below to extend, renew or replace any Debt incurred pursuant to the clause (x)) not to exceed $350.0 million;

(xi)                                any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Security Interest referred to in the foregoing clauses (i) to (x), inclusive, without increase of the principal of the Debt secured thereby; provided, however, that such extension, renewal or replacement shall be limited to all or a part of the property or other assets which secured the Security Interest so extended, renewed or replaced (plus improvements on such property or other assets); and provided, further, that any Security Interest permitted by any of the forgoing clauses (i) to (x), inclusive, of this Section 1006 shall not extend to or cover any property of the Company or any Subsidiary other than the property specified in such clauses and improvements thereto.

Notwithstanding the foregoing provisions or the provisions of Section 1007, the Company or any Subsidiary may issue, incur, create, assume or guarantee (collectively, “incur”) Debt secured by Security Interests which would otherwise be subject to the foregoing restrictions and enter into any Sale/Leaseback Transaction that would otherwise be prohibited by Section 1007 in an aggregate principal amount which, together with all other outstanding Debt of the Company and each Subsidiary or any of them which (if originally issued, incurred, created, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions and the aggregate Attributable Debt of all such Sale/Leaseback Transactions of the Company and each Subsidiary or any of them at any one time outstanding together, does not, as of the date of incurrence, exceed 15% of Consolidated Net Tangible Assets of the Company.

SECTION 1007.                                      Limitation on Sale/Leaseback Transactions.  The Company will not, and will not permit any Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Company or such Subsidiary would be entitled to create Security Interests on such property securing such Attributable Debt without equally and ratably securing the Indenture Securities pursuant to the covenant described under Section 1006 or (ii) the net cash proceeds received by the Company or any Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors of the Company or, as the case may be, such Subsidiary) of such property, and the Company or such Subsidiary shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the property so leased, to the retirement, within 180 days after the effective date of such Sale/Leaseback Transaction, of the Securities subject to the provisions of Article Eleven or Debt of the Company ranking on a parity with the Securities and owing to a Person other than the Company or any Affiliate of the Company or to the construction or improvement of real property or personal property used in the ordinary course of business.  These restrictions will not apply to (a) transactions providing for a lease for a term, including any renewal thereof, of not more than three years; (b) transactions between the Company and a Subsidiary or between Subsidiaries; and (c) transactions between the Company and a joint venture, partnership or other association or affiliation in which the Company has at least a 50% interest, directly or indirectly entered into for operational or strategic reasons and not for financing reasons; provided, however, that the aggregate Attributable Debt of all Sale/Leaseback Transactions of the Company and each Subsidiary or any of them incurred pursuant to this clause (c) does not any at time in the aggregate exceed 5% of Consolidated Net Tangible Assets of the Company as of the most recently ended quarter of the Company for which financial statements of the Company have been provided (or were required to have been provided) to the Holders of the Securities.

SECTION 1008.                                      Waiver of Certain Covenants.  The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 803, 1006 or 1007 if the Holders of at least a majority in principal amount of all Outstanding Securities affected by such term, provision or covenant by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1009.                                      Tax Gross-Up Amounts.  Payments made by the Company under or with respect to the Securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, interest, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or any other jurisdiction in which such payments are made on behalf of the Company or in which the Company is resident for tax purposes, including, in each case, any province or territory thereof or by any authority or agency therein or thereof (the “Relevant Tax Jurisdiction”) having power to tax (“Taxes”), unless the Company is required to withhold or deduct Taxes under the law of the Relevant Tax Jurisdiction or by the interpretation or administration thereof.  If, after the date of this Indenture, the Company or Trustee is so required to withhold or deduct any amount for or on account of Taxes (other than United States “backup” withholding) from any payment made under or with respect to the Securities of any series, the Company will pay to each Holder of Securities such additional amounts (“Tax Gross-Up Amounts”) as may be necessary so that the net amount received by such Holder (including the Tax Gross-Up Amounts) after such withholding or deduction (including any deduction or withholding in respect of the Tax Gross-Up Amounts) will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided that no Tax Gross-Up Amounts will be payable with respect to a payment made to a Holder (to the extent that any of the following apply, such Holder shall be referred to as an “Excluded Holder”):

(a)                                  with which the Company does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment; or

(b)                                 which is subject to such Taxes by reason of its being connected with the Relevant Tax Jurisdiction or any province or territory thereof otherwise than by the mere holding of the Securities or the receipt of payments thereunder; or

(c)                                  which fails to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by applicable law or regulation as a condition to exemption from or a reduction in the rate of deduction or withholding of Taxes, but only to the extent the Holder is legally entitled to comply with such requirements and only if such Holder received a written request from the Company delivered reasonably in advance of the date the compliance is required.

The Company will also:

(d)                                 make such withholding or deduction, and

(e)                                  remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

If the Company is required to withhold or deduct any such amounts on account of Taxes, the Company will furnish to Holders outstanding on the date of such payment of Taxes copies of the Information Return NR4 and any other information returns applicable in Canada within 30 days of the date that each such return is required to be filed with the Canadian taxing authorities.  The Company will indemnify and hold harmless each holder of Securities that are outstanding on the date of the required payment (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of:

(a)                                  any Taxes levied or imposed and paid by such holder as a result of payments made under or with respect to the Securities (to the extent not covered by Tax Gross-Up Amounts),

(b)                                 any liability (including penalties, interest and expense) of such holder arising therefrom or with respect thereto, and

(c)                                  any Taxes levied or imposed on such holder with respect to any reimbursement under clause (a) or (b) above.

If the Company becomes obligated to pay Tax Gross-Up Amounts with respect to such payment, then at least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, the Company will deliver to the Trustee an Officers’ Certificate stating the fact that such Tax Gross-Up Amounts will be payable, the amounts so payable, and setting forth such other information as is necessary to enable the Trustee to pay such Tax Gross-Up Amounts to the Holders on the payment date.  Whenever in this Indenture or any Security there is mentioned, in any context:

(d)                                 the payment of principal (and premium, if any),

(e)                                  purchase prices in connection with a repurchase of Securities,

(f)                                    interest, or

(g)                                 any other amount payable on or with respect to any of the Securities,

such mention shall be deemed to include mention of the payment of Tax Gross-Up Amounts provided for in this section to the extent that, in such context, Tax Gross-Up Amounts are, were or would be payable in respect thereof.

SECTION 1010.                                      Change of Control Repurchase and Redemption.  (a) Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that Holder’s Securities at a purchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest, if any, on the Securities repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1)                                  that the Change of Control Offer is being made pursuant to this Section 1010 and that all Securities tendered will be accepted for payment;

(2)                                  the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)                                  that any Security not tendered will continue to accrue interest;

(4)                                  that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)                                  that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the form entitled “Option of Holder to Elect Purchase” attached to the Securities completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                                  that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have the Securities purchased; and

(7)                                  that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the

Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with this Section 1010 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 1010 by virtue of such compliance.

(b)                                 On the Change of Control Payment Date, the Company will, to the extent lawful:

(8)                                  accept for payment all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer;

(9)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and

(10)                            deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Securities properly tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any.  The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)                                  Notwithstanding anything to the contrary in this Section 1010, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 1010 and purchases all Securities properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Article 11 hereof, unless and until there is a default in payment of the applicable redemption price.

(d)                                 Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(e)                                  If Holders of not less than 90% in aggregate principal amount of the outstanding Securities of the applicable series properly tender and do not withdraw such Securities in a Change of Control Offer (or an offer made by a third party as described above) and the Company, or any third party making an offer in lieu of the Company, as described above, purchase all of the Securities of such series properly tendered and not withdrawn by such Holders, the Company or the third party making such offer will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer or offer by such third party described above, to redeem all the Securities of such series that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101.                                      Applicability of Article.  Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article Eleven.

SECTION 1102.                                      Election to Redeem; Notice to Trustee.  The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution.  In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1103.  In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 1103.                                      Selection by Trustee of Securities to Be Redeemed.  If less than all the Securities of any series are to be redeemed, the Trustee shall select the particular Securities, as applicable, to be redeemed on a pro rata basis (or in the case of Securities issued in global form, based on a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate) and shall be selected not more than 60 days prior to the Redemption Date, unless otherwise required by law or applicable stock exchange or depository requirements; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than the minimum authorized denomination for Securities of such series established pursuant to Section 301, and that no Securities of $2,000 or less shall be redeemed in part.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104.                                      Notice of Redemption.  Except as otherwise specified as contemplated by Section 301, notice of redemption shall be given in the manner provided in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture.

All notices of redemption shall state:

(1)                                  the Redemption Date,

(2)                                  the Redemption Price,

(3)                                  if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(4)                                  that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in Section 1106) will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5)                                  the place or places where such Securities maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price, and

(6)                                  that the redemption is for a sinking fund, if such is the case. Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

SECTION 1105.                                      Deposit of Redemption Price.  Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1106.                                      Securities Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such Series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall, if the same were interest bearing, cease to bear interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in the Security.

SECTION 1107.                                      Securities Redeemed in Part.  Any Security which is to be redeemed only in part (pursuant to the provisions of this Article or of Article Twelve) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201.                                      Applicability of Article.  Retirements of Securities of any series pursuant to any sinking fund shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”.  If provided for by the terms of Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1202.  Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 1202.                                      Satisfaction of Sinking Fund Payments with Securities.  Subject to Section 1203, in lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may at its option (1) deliver to the Trustee Outstanding Securities of that series theretofore purchased or otherwise acquired by the Company, and/or (2) receive credit for the principal amount of Securities of such series which have been previously delivered to the Trustee by the Company or for Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the Willis of such Securities, in each case in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of the same series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited.  Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

SECTION 1203.                                      Redemption of Securities for Sinking Fund.  Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such Series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) and the portion thereof, if any, which is to be satisfied by delivering or crediting Securities of that series pursuant to Section 1202 (which Securities will, if not previously delivered, accompany such certificate) and whether the Company intends to exercise its right to make a permitted optional sinking fund payment with respect to such series.  Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date.  In the case of the failure of the

Company to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 1202 and without the right to make any optional sinking fund payment, if any, with respect to such series.

Not more than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

Prior to any sinking fund payment date, the Company shall pay to the Trustee or a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) in cash a sum equal to any interest that will accrue to the date fixed for redemption of Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 1203.

Notwithstanding the foregoing, with respect to a sinking fund for any series of Securities, if at any time the amount of cash to be paid into such sinking fund on the next succeeding sinking fund payment date, together with any unused balance of any preceding sinking fund payment or payments for such series, does not exceed in the aggregate $100,000, the Trustee, unless requested by the Company, shall not give the notice of the next succeeding sinking fund payment date for redemption of Securities of such series.  Instead, any such unused balance of moneys deposited in such sinking fund shall be added to the sinking fund payment for such series to be made in cash on the next succeeding sinking fund payment date or, at the request of the Company, shall be applied at any time or from time to time to the purchase of Securities of such series, by public or private purchase, in the open market or otherwise, at a purchase price for such Securities (excluding accrued interest and brokerage commissions, for which the Trustee or any paying agent will be reimbursed by the Company) not in excess of the principal amount thereof.

ARTICLE THIRTEEN

REPAYMENT AT OPTION OF HOLDERS

SECTION 1301.                                      Applicability of Article.  Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

SECTION 1302.                                      Repayment of Securities.  Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities.  The Company covenants that on or before the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of; and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

SECTION 1303.                                      Exercise of Option.  Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities.  To be repaid at the option of the Holder, any Security so providing for such repayment, with the “Option to Elect Repayment” fowl on the reverse of such Security duly completed by the Holder (or by the Holder’s attorney duly authorized in writing), must be received by the Company at the Place of Payment therefor specified in the terms of such Security (or at such other place or places or which the Company shall from time to time notify the Holders of such Securities) not earlier than 45 days nor later than 30 days prior to the Repayment Date.  If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified.  The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part.  Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

SECTION 1304.                                      When Securities Presented for Repayment Become Due and Payable.  If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof; as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest- bearing, cease to bear interest, except to the extent provided below, shall be void.  Upon surrender of any such Security for repayment in accordance with such provisions, the principal amount of such Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided, however, that installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

SECTION 1305.                                      Securities Repaid in Part.  Upon surrender of any Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401.                                      Company’s Option to Effect Defeasance or Covenant Defeasance.  Except as otherwise specified as contemplated by Section 301 for Securities of any series, the provisions of this Article shall be applicable to the Securities, and the Company may at its option by Board Resolution, at any time, with respect to the Securities of or within a series, elect to have either Section 1402 (if applicable) or Section 1403 (if applicable) be applied to the Outstanding Securities of or within a series upon compliance with the conditions set forth below in this Article.

SECTION 1402.                                      Defeasance and Discharge.  Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities on the date the conditions set forth in Section 1404 are satisfied (hereinafter, “defeasance”).  For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1405 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 305, 306, 1002, 1003 and 1009 and with respect to the payment of additional amounts, if any, if provided for pursuant to Section 301, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Fourteen.  Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 1402 notwithstanding the prior exercise of its option under Section 1403 with respect to such Securities.

SECTION 1403.                                      Covenant Defeasance.  Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be released from its obligations under Sections 803, 1006 and 1007 and, if specified pursuant to Section 301, its obligations under any other covenant, with respect to such Outstanding Securities on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Section 803 or 1006, or such other covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder.  For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(4) or Section 501(8) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1404.                                      Conditions to Defeasance or Covenant Defeasance.  The following shall be the conditions to application of either Section 1402 or Section 1403 to any Outstanding Securities of or within a series:

(1)                                  The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) an amount (in such Currency in which such Securities are then specified as payable at Stated Maturity), or (B) Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under such Securities, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any), including Redemption Price and Repayment Price, and interest on such Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities.

(2)                                  No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (5) and (6) of Section 501 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3)                                  The Company is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed to be satisfied until the expiration of such period).

(4)                                  Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(5)                                  In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of this Indenture, there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(6)                                  In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of such Outstanding Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(7)                                  The Company shall have delivered to the Trustee an Opinion of Counsel in Canada to the effect that (A) Holders of such Outstanding Securities will not recognize income, gain or loss for Canadian federal or provincial income tax or other tax purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to Canadian federal and provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as applicable, had not occurred.

(8)                                  The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit made by the Company pursuant to its election under Section 1402 or 1403 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

(9)                                  The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to paragraph (1) above and the related exercise of the Company’s option under Section 1402 or Section 1403 (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit, or by the trustee for such trust funds or (ii) all necessary registrations under said Act have been effected.

(10)                            Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 301.

SECTION 1405.                                      Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.  Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee—collectively for purposes of this Section 1405, the “Trustee”) pursuant to Section 1404 in respect of any Outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

Unless otherwise specified with respect to any Security pursuant to Section 301, if, after a deposit referred to in Section 1404(1) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 312(b) or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 1404(1) has been made in respect of such Security, or (b) a Conversion Event occurs as contemplated in Section 312(d) or 312(e) or by the terms of any Security in respect of which the deposit pursuant to Section 1404(1) has been made, the indebtedness represented by such Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (premium, if any, on), and interest, if any, on such Security as they become due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on the applicable Market Exchange Rate for such Currency in effect on the second Business Day prior to each payment date, except, with respect to a Conversion Event, for such Currency in effect (as nearly as feasible) at the time of the Conversion Event.

The Company shall pay and indemnify the Trustee on an after-tax basis against any tax, fee or other charge imposed on or assessed against the money or Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.

Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

ARTICLE FIFTEEN

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,

OFFICERS, DIRECTORS AND EMPLOYEES

SECTION 1501.                                      Exemption from Individual Liability.  No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors or employees, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.

*   *   *   *   *

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

NOVA CHEMICALS CORPORATION

			By:	/s/ L.A. (Larry) MacDonald
				Name:	L.A. (Larry) MacDonald
				Title:	Sr. V.P. & CFO

Attest:	/s/ Todd Karran
	Name:	Todd Karran
	Title:	VP Corporate Development & Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

			By:	/s/ Mark A. Forgetta
				Name:	Mark A. Forgetta
				Title:	Vice President

Attest:	/s/ Philip G. Kane, Jr.
	Name:	Philip G. Kane, Jr.
	Title:	Vice President

Indenture

EXHIBIT A

[FORM OF 2016 NOTES]

NOVA CHEMICALS CORPORATION

CUSIP No.

No.

U.S.$                     8.375% SENIOR NOTES DUE 2016

NOVA CHEMICALS CORPORATION, a corporation subject to the Business Corporations Act (New Brunswick), as issuer (the “Company”), for value received, promises to pay to CEDE & CO.  or registered assigns the principal sum of U.S.$                   on November 1, 2016.

Interest Payment Dates:                                                                 May 1 and November 1.

Record Dates:                                                                                                                     April 15 and October 15.

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

[Signature Page Follows]

Dated:                                , 200

NOVA CHEMICALS CORPORATION

By:
Name:
Title:

This is one of the Securities referred to in the within-mentioned Indenture:

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

NOVA CHEMICALS CORPORATION

U.S.$                     8.375% SENIOR NOTES DUE 2016 (“2016 Notes”)

1.                                       Interest.  NOVA CHEMICALS CORPORATION, a corporation subject to the Business Corporations Act (New Brunswick), as issuer (the “Company”), promises to pay interest on the principal amount of this 2016 Note at 8.375% per annum from                                 , 20     until maturity.  The Company will pay interest semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the 2016 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this 2016 Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be                           , 20    .   Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                       Method of Payment.  The Company will pay interest hereon (except Defaulted Interest) to the Persons who are Holders at the close of business on the April 15 or October 15 next preceding the Interest Payment Date (whether or not a Business Day).  Holders must surrender 2016 Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the 2016 Notes.

3.                                       Paying Agent and Registrar.  Initially, U.S. Bank National Association (the “Trustee”) will act as a Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice.  Neither the Company nor any of its Affiliates may act as Paying Agent or Registrar.

4.                                       Indenture.  The Company issued the 2016 Notes under an Indenture dated as of October 16, 2009 (the “Indenture”) among the Company and the Trustee.  This is one of an issue of 2016 Notes of the Company issued, or to be issued, under the Indenture.  The terms of the 2016 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time.  The 2016 Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them.  Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

5.                                       Redemption.  (a) Except as set forth in clauses (b), (c) and (d) below and in Section 8 below, the 2016 Notes may not be redeemed prior to November 1, 2013.  At any time on or after November 1, 2013, the Company may, at its option, redeem the 2016 Notes, in whole or in part, at the redemption prices (expressed as a percentage of the principal amount thereof) set forth below, together with accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the rights of holders of 2016 Notes on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning November 1 of the years indicated:

Year	Percentage
2013	104.188%
2014	102.094%
2015 and thereafter	100.000%

(b)                                 At any time prior to November 1, 2012, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2016 Notes issued under the Indenture at a redemption price (expressed as a percentage of principal amount thereof) equal to 108.375% of the principal amount of the 2016 Notes redeemed, together with accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the rights of holders of 2016 Notes on the relevant record date to receive interest due on the relevant Interest Payment Date), with the net cash proceeds of one or more Equity Offerings; provided that:

(1)                                  at least 65% of the aggregate principal amount of the 2016 Notes originally issued under the Indenture (excluding 2016 Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)                                  the redemption occurs within 60 days of the date of the closing of such Equity Offering.

(c)                                  At any time prior to November 1, 2013, the 2016 Notes will be redeemable, on any one or more occasions, in whole or in part, at the option of the Company, at a redemption price equal to the sum of:

(1)                                  100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date, plus

(2)                                  the Make Whole Amount.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer as having a maturity most nearly equal to the period from the Redemption Date to November 1, 2013; provided, however, that if the period from the Redemption Date to November 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Comparable Treasury Price” means, with respect to any Redemption Date,

(1)                                  the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m.  Quotations for U.S. Government Securities”; or

(2)                                  if such release (or any successor release) is not published or does not contain such price on such business day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Make Whole Amount” means, with respect to any 2016 Note; the greater of

(a)               1.0% of the principal amount of such 2016 Note; or

(b)              the excess, if any, of (1) the amount equal to the sum of the present values of (x) the remaining scheduled payments of interest of such Security to be redeemed through November 1, 2013 and (y) the redemption price of such Security at November 1, 2013, in each case, discounted to the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at the Special Adjusted Treasury Rate from the dates on which such interest and redemption price would have been payable over (2) the principal amount of such Security being redeemed.

“Reference Treasury Dealer” means each of (1) Barclays Capital Inc. or any successor (or, if the foregoing shall not be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”)), the Company shall substitute therefor another Primary Treasury Dealer and (2) any Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to any Reference Treasury Dealer on any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

“Special Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, plus 0.50%.

(d)                                 The Company may at any time, upon not less than 30 nor more than 60 days prior written notice, redeem in whole but not in part the outstanding Securities at a Redemption Price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption if it has become or would become obligated on or before the next Interest Payment Date to pay any Tax Gross-Up Amounts in respect of the Securities as a result of any change from October [   ], 2009 (including any announced prospective change) in any laws or regulations of the Relevant Tax Jurisdiction or any political subdivision or taxing authority thereof, or any change from October [   ], 2009 in any interpretation or application of such laws or regulations by any legislative body, court, governmental agency, taxing authority or regulatory authority (including any such change resulting from the enactment of any legislation or the publication of any judicial decision or regulatory or administrative determination) of Relevant Tax Jurisdiction or any political subdivision or taxing authority thereof (a “Change in Tax Law”).

6.                                       Notice of Redemption.  Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of 2016 Notes to be redeemed at its registered address.  Notices of redemption may not be conditional.  If any 2016 Note is to be redeemed in part only, the notice of redemption that relates to such 2016 Note shall state the portion of the principal amount thereof to be redeemed.

7.                                       Sinking Fund.  There will be no mandatory sinking fund payment for the 2016 Notes.

8.                                       Repurchase at the Option of Holder.  If there is a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple thereof) of each Holder’s 2016 Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by Section 1010 of the Indenture.

9.                                       Registration Rights. (a) Pursuant to a Registration Rights Agreement among the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”), the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this 2016 Note shall have the right to exchange this 2016 Note for 2016 Notes which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the 2016 Notes.

(e)                                  If (i) on or prior to the 90th day following the Issue Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the SEC, (ii) on or prior to the 180th day following the date of original issuance of the 2016 Notes, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective, (iii) on or prior to the 30th business day after the Exchange Offer Registration Statement is declared effective, the Registered Exchange Offer has not been consummated, or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of 2016 Notes or Exchange Securities in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a “Registration Default”), interest (“Additional Interest”) will accrue on the principal amount of the 2016 Notes and the Exchange Securities (in addition to the stated interest on the 2016 Notes and the Exchange Securities) from and including the date on which any such Registration Default shall occur to but excluding the date on which all registration defaults have been cured.  Additional Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum.  Terms used in this paragraph and not defined herein or in the Indenture have the meanings given to such terms in the Registration Rights Agreement.  All references to any interest payable on or with respect to the Securities include any Additional Interest.

10.                                 Denominations, Transfer, Exchange.  The 2016 Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000.  A Holder may transfer or exchange 2016 Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any 2016 Notes or portion of a 2016 Note selected for redemption, or register the transfer of or exchange any 2016 Notes for a period of 15 days before a mailing of notice of redemption.

11.                                 Persons Deemed Owners.  The registered Holder of this 2016 Note may be treated as the owner of this 2016 Note for all purposes.

12.                                 Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request.  After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

13.                                 Amendment, Supplement, Waiver, Etc.  The Company and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding 2016 Notes, amend, waive or supplement the Indenture or the 2016 Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA, providing for the assumption by a successor to the Company of its obligations under the Indenture and making any change that does not materially and adversely affect the rights of any Holder.  Other amendments and modifications of the Indenture or the 2016 Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding 2016 Notes, subject to certain exceptions requiring the consent of each of the Holders of the particular 2016 Notes to be affected.

14.                                 Restrictive Covenants.  The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, create liens, enter into sale and leaseback transactions or consolidate, merge or sell all or substantially all of the assets of the Company and its Subsidiaries and requires the Company to provide reports to Holders of the 2016 Notes.  Such limitations are subject to a number of important qualifications and exceptions.  Pursuant to Section 1004 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

15.                                 Successor Corporation.  When a successor corporation assumes all the obligations of its predecessor under the 2016 Notes and the Indenture and the transaction complies with the terms of Article Eight of the Indenture, the predecessor corporation will, except as provided in Article Eight, be released from those obligations.

16.                                 Defaults and Remedies.  Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default with respect to 2016 Notes of this series occurs and is continuing, then, and in each and every such case, either the Trustee, by notice in writing to the Company, or the Holders of not less than 25% of the principal amount of the 2016 Notes then outstanding, by notice in writing to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the 2016 Notes of this series; and upon any such declaration all such amounts upon such 2016 Notes shall become and be immediately due and payable, anything in the Indenture or in the 2016 Notes to the contrary notwithstanding.  If an Event of Default specified in clause (5) or (6) of Section 501 of the Indenture occurs with respect to the Company, then the principal of and any accrued and unpaid interest on all of the 2016 Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder.  Holders may not enforce the Indenture or the 2016 Notes except as provided in the Indenture.  The Trustee may require reasonable indemnity satisfactory to it before it enforces the Indenture or the 2016 Notes.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding 2016 Notes may direct the Trustee in its exercise of any trust or power.

17.                                 Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

18.                                 No Recourse Against Others.  No director, officer, employee, incorporator, member of the Board of Directors or holder of Capital Stock of the Company, as such, will have any liability for any obligations of the Company under this 2016 Note or the Indenture or for any claim based on, in respect of, or by reason of, such obligations.  Each Holder of this 2016 Note by accepting this 2016 Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of this 2016 Note.

19.                                 Discharge.  The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the 2016 Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the 2016 Notes to maturity or redemption, as the case may be.

20.                                 No Subsidiary Guarantees.  The 2016 Notes will not be guaranteed by any Subsidiary.

21.                                 Authentication.  This 2016 Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this 2016 Note.

22.                                 Governing Law.  THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  The Trustee and the Company agree to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States located in New York County in any action or proceeding arising out of or relating to the Indenture or the 2016 Notes.

23.                                 Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

24.                                 CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2016 Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the 2016 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

NOVA Chemicals Corporation

c/o NOVA Chemicals Inc.

1550 Coraopolis Heights Road

Moon Township, Pennsylvania 15108

Attn: Jack S. Mustoe

Telephone:                          (412) 490-4511

Facsimile:                               (412) 490-4531

With a copy to:

Orrick, Herrington & Sutcliffe LLP

The Orrick Building

405 Howard Street

San Francisco, California 94105-2669

Attn: Alan Talkington

Telephone:                          (415) 773-5700

Facsimile:                               (415) 773-5759

ASSIGNMENT

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D.  number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Security on the books of the Company.  The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears
on the other side of this Security)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2016 Note purchased by the Company pursuant to Section 1010 of the Indenture, check the box below:

☐ Section 1010

If you want to elect to have only part of the 2016 Note purchased by the Company pursuant to Section 1010 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount [at maturity] of this Global Note	Amount of increase in Principal Amount [at maturity] of this Global Note	Principal Amount [at maturity] of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*                 This schedule should be included only if the 2016 Note is issued in global form.

EXHIBIT B

[FORM OF 2019 NOTES]

NOVA CHEMICALS CORPORATION

CUSIP No.

No.

U.S.$ 350,000,000 8.625% SENIOR NOTES DUE 2019

NOVA CHEMICALS CORPORATION, a corporation subject to the Business Corporations Act (New Brunswick), as issuer (the “Company”), for value received, promises to pay to CEDE & CO.  or registered assigns the principal sum of U.S.$                     on November 1, 2019.

Interest Payment Dates:                                         May 1 and November 1.

Record Dates:                                                                                             April 15 and October 15.

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

[Signature Page Follows]

Dated:                                , 200

NOVA CHEMICALS CORPORATION

By:
Name:
Title:

This is one of the Securities referred to in the within-mentioned Indenture:

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

NOVA CHEMICALS CORPORATION

U.S.$                     8.625% SENIOR NOTES DUE 2019 (“2019 Notes”)

1.                                       Interest.  NOVA CHEMICALS CORPORATION, a corporation subject to the Business Corporations Act (New Brunswick), as issuer (the “Company”), promises to pay interest on the principal amount of this 2019 Note at 8.625% per annum from                                 , 20     until maturity.  The Company will pay interest semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the 2019 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this 2019 Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be                           , 20    .  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                       Method of Payment.  The Company will pay interest hereon (except Defaulted Interest) to the Persons who are Holders at the close of business on the April 15 or October 15 next preceding the Interest Payment Date (whether or not a Business Day).  Holders must surrender 2019 Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the 2019 Notes.

3.                                       Paying Agent and Registrar.  Initially, U.S. Bank National Association (the “Trustee”) will act as a Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice.  Neither the Company nor any of its Affiliates may act as Paying Agent or Registrar.

4.                                       Indenture.  The Company issued the 2019 Notes under an Indenture dated as of October 16, 2009 (the “Indenture”) among the Company and the Trustee.  This is one of an issue of 2019 Notes of the Company issued, or to be issued, under the Indenture.  The terms of the 2019 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time.  The 2019 Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them.  Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

5.                                       Redemption.  (a) Except as set forth in clauses (b), (c) and (d) below and in Section 8 below, the 2019 Notes may not be redeemed prior to November 1, 2014.  At any time on or after November 1, 2014, the Company may, at its option, redeem the 2019 Notes, in whole or in part, at the redemption prices (expressed as a percentage of the principal amount thereof) set forth below, together with accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the rights of holders of 2019 Notes on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning November 1 of the years indicated:

Year	Percentage
2014	104.313%
2015	102.875%
2016	101.438%
2017 and thereafter	100.000%

(b)                                 At any time prior to November 1, 2012, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2019 Notes issued under the Indenture at a redemption price (expressed as a percentage of principal amount thereof) equal to 108.625% of the principal amount of the 2019 Notes redeemed, together with accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the rights of holders of 2019 Notes on the relevant record date to receive interest due on the relevant Interest Payment Date), with the net cash proceeds of one or more Equity Offerings; provided that:

(1)                                  at least 65% of the aggregate principal amount of the 2019 Notes originally issued under the Indenture (excluding 2019 Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)                                  the redemption occurs within 60 days of the date of the closing of such Equity Offering.

(c)                                  At any time prior to November 1, 2014, the 2019 Notes will be redeemable, on any one or more occasions, in whole or in part, at the option of the Company, at a redemption price equal to the sum of:

(1)                                  100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date, plus

(2)                                  the Make Whole Amount.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer as having a maturity most nearly equal to the period from the Redemption Date to November 1, 2014; provided, however, that if the period from the November 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Comparable Treasury Price” means, with respect to any Redemption Date,

(1)                                  the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m.  Quotations for U.S. Government Securities”; or

(2)                                  if such release (or any successor release) is not published or does not contain such price on such business day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Make Whole Amount” means, with respect to any 2019 Note; the greater of

(a)               1.0% of the principal amount of such 2019 Note; or

(b)              the excess, if any, of (1) the amount equal to the sum of the present values of (x) the remaining scheduled payments of interest of such Security to be redeemed through November 1, 2014 and (y) the redemption price of such Security at November 1, 2014, in each case, discounted to the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at the Special Adjusted Treasury Rate from the dates on which such interest and redemption price would have been payable over (2) the principal amount of such Security being redeemed.

“Reference Treasury Dealer” means each of (1) Barclays Capital Inc. or any successor (or, if the foregoing shall not be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer and (2) any Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to any Reference Treasury Dealer on any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

“Special Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, plus 0.50%.

(d)                                 The Company may at any time, upon not less than 30 nor more than 60 days prior written notice, redeem in whole but not in part the outstanding 2019 Notes at a Redemption Price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption if it has become or would become obligated on or before the next Interest Payment Date to pay any Tax Gross-Up Amounts in respect of the 2019 Notes as a result of any change from October [   ], 2009 (including any announced prospective change) in any laws or regulations of the Relevant Tax Jurisdiction or any political subdivision or taxing authority thereof, or any change from October [   ], 2009 in any interpretation or application of such laws or regulations by any legislative body, court, governmental agency, taxing authority or regulatory authority (including any such change resulting from the enactment of any legislation or the publication of any judicial decision or regulatory or administrative determination) of Relevant Tax Jurisdiction or any political subdivision or taxing authority thereof (a “Change in Tax Law”).

6.                                       Notice of Redemption.  Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of 2019 Notes to be redeemed at its registered address.  Notices of redemption may not be conditional.  If any 2019 Note is to be redeemed in part only, the notice of redemption that relates to such 2019 Note shall state the portion of the principal amount thereof to be redeemed.

7.                                       Sinking Fund.  There will be no mandatory sinking fund payment for the 2019 Notes.

8.                                       Repurchase at the Option of Holder.  If there is a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple thereof) of each Holder’s 2019 Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by Section 1010 of the Indenture.

9.                                       Registration Rights. (a) Pursuant to a Registration Rights Agreement among the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”), the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this 2019 Note shall have the right to exchange this 2019 Note for 2019 Notes which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the 2019 Notes.

(f)                                    If (i) on or prior to the 90th day following the Issue Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the SEC, (ii) on or prior to the 180th day following the date of original issuance of the 2019 Notes, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective, (iii) on or prior to the 30th business day after the Exchange Offer Registration Statement is declared effective, the Registered Exchange Offer has not been consummated, or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of 2019 Notes or Exchange Securities in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a “Registration Default”), interest (“Additional Interest”) will accrue on the principal amount of the 2019 Notes and the Exchange Securities (in addition to the stated interest on the 2019 Notes and the Exchange Securities) from and including the date on which any such Registration Default shall occur to but excluding the date on which all registration defaults have been cured.  Additional Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum.  Terms used in this paragraph and not defined herein or in the Indenture have the meanings given to such terms in the Registration Rights Agreement.  All references to any interest payable on or with respect to the Securities include any Additional Interest.

10.                                 Denominations, Transfer, Exchange.  The 2019 Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000.  A Holder may transfer or exchange 2019 Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any 2019 Notes or portion of a 2019 Note selected for redemption, or register the transfer of or exchange any 2019 Notes for a period of 15 days before a mailing of notice of redemption.

11.                                 Persons Deemed Owners.  The registered Holder of this 2019 Note may be treated as the owner of this 2019 Note for all purposes.

12.                                 Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request.  After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

13.                                 Amendment, Supplement, Waiver, Etc.  The Company and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding 2019 Notes, amend, waive or supplement the Indenture or the 2019 Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA, providing for the assumption by a successor to the Company of its obligations under the Indenture and making any change that does not materially and adversely affect the rights of any Holder.  Other amendments and modifications of the Indenture or the 2019 Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding 2019 Notes, subject to certain exceptions requiring the consent of each of the Holders of the particular 2019 Notes to be affected.

14.                                 Restrictive Covenants.  The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, create liens, enter into sale and leaseback transactions or consolidate, merge or sell all or substantially all of the assets of the Company and its Subsidiaries and requires the Company to provide reports to Holders of the 2019 Notes.  Such limitations are subject to a number of important qualifications and exceptions.  Pursuant to Section 1004 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

15.                                 Successor Corporation.  When a successor corporation assumes all the obligations of its predecessor under the 2019 Notes and the Indenture and the transaction complies with the terms of Article Eight of the Indenture, the predecessor corporation will, except as provided in Article Eight, be released from those obligations.

16.                                 Defaults and Remedies.  Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default with respect to 2019 Notes of this series occurs and is continuing, then, and in each and every such case, either the Trustee, by notice in writing to the Company, or the Holders of not less than 25% of the principal amount of the 2019 Notes then outstanding, by notice in writing to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the 2019 Notes of this series; and upon any such declaration all such amounts upon such 2019 Notes shall become and be immediately due and payable, anything in the Indenture or in the 2019 Notes to the contrary notwithstanding.  If an Event of Default specified in clause (5) or (6) of Section 501 of the Indenture occurs with respect to the Company, then the principal of and any accrued and unpaid interest on all of the 2019 Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder.  Holders may not enforce the Indenture or the 2019 Notes except as provided in the Indenture.  The Trustee may require reasonable indemnity satisfactory to it before it enforces the Indenture or the 2019 Notes.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding 2019 Notes may direct the Trustee in its exercise of any trust or power.

17.                                 Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

18.                                 No Recourse Against Others.  No director, officer, employee, incorporator, member of the Board of Directors or holder of Capital Stock of the Company, as such, will have any liability for any obligations of the Company under this 2019 Note or the Indenture or for any claim based on, in respect of, or by reason of, such obligations.  Each Holder of this 2019 Note by accepting this 2019 Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of this 2019 Note.

19.                                 Discharge.  The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the 2019 Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the 2019 Notes to maturity or redemption, as the case may be.

20.                                 No Subsidiary Guarantees.  The 2019 Notes will not be guaranteed by any Subsidiary.

21.                                 Authentication.  This 2019 Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this 2019 Note.

22.                                 Governing Law.  THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  The Trustee and the Company agree to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States located in New York County in any action or proceeding arising out of or relating to the Indenture or the Securities.

23.                                 Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

24.                                 CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2019 Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the 2019 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

NOVA Chemicals Corporation

c/o NOVA Chemicals Inc.

1550 Coraopolis Heights Road

Moon Township, Pennsylvania 15108

Attn: Jack S.  Mustoe

Telephone:                          (412) 490-4511

Facsimile:                               (412) 490-4531

With a copy to:

Orrick, Herrington & Sutcliffe LLP

The Orrick Building

405 Howard Street

San Francisco, California 94105-2669

Attn: Alan Talkington

Telephone:                          (415) 773-5700

Facsimile:                               (415) 773-5759

ASSIGNMENT

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D.  number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Security on the books of the Company.  The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears
on the other side of this Security)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2019 Note purchased by the Company pursuant to Section 1010 of the Indenture, check the box below:

☐ Section 1010

If you want to elect to have only part of the 2019 Note purchased by the Company pursuant to Section 1010 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount [at maturity] of this Global Note	Amount of increase in Principal Amount [at maturity] of this Global Note	Principal Amount [at maturity] of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*                 This schedule should be included only if the 2019 Note is issued in global form.

EXHIBIT C

[FORM OF LEGEND FOR 144A SECURITIES AND OTHER SECURITIES THAT ARE RESTRICTED SECURITIES]

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES, AND ANY SELLER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE FEBRUARY 17, 2010.

[FORM OF ASSIGNMENT FOR 144A SECURITIES AND OTHER SECURITIES THAT ARE RESTRICTED SECURITIES]

ASSIGNMENT

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Security on the books of the Company.  The Agent may substitute another to act for him.

[Check One]

☐ (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

or

☐ (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature:
(Sign exactly as your name appears on
the face of this Security)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

The transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the transferor hereby further certifies that the beneficial interest or certificated Security is being transferred to a Person that the transferor reasonably believed and believes is purchasing the beneficial interest or certificated Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such transfer is in compliance with any applicable securities laws of any state of the United States.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Security will be subject to the restrictions on transfer enumerated on the Rule 144A Securities and/or the certificated Security and in the Indenture and the Securities Act.

Dated:
	NOTICE:	To be executed by an
executive officer

EXHIBIT D

[FORM OF LEGEND FOR REGULATION S SECURITY]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS REGISTERED UNDER THE ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT.

IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE FEBRUARY 17, 2010.

[FORM OF ASSIGNMENT FOR REGULATION S SECURITY]

ASSIGNMENT

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Security on the books of the Company.  The Agent may substitute another to act for him.

[Check One]

☐ (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Regulation S thereunder.

or

☐ (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature:
(Sign exactly as your name appears on
the face of this Security)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the transferor hereby further certifies that (i) the transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the transferee was outside the United States or such transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the restricted period under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Security will be subject to the restrictions on transfer enumerated on the Regulation S Securities and/or the certificated Security and in the Indenture and the Securities Act.

Dated:
	NOTICE:	To be executed by an executive officer

EXHIBIT E

[FORM OF LEGEND FOR GLOBAL SECURITY]

Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary.  This Security is not exchangeable for Securities registered in the name of a person other than the Depositary or its nominee except in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in the limited circumstances described in the Indenture.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (a New York corporation) (“DTC”) to the issuer or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co.  or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co.  or such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

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EXHIBIT F

Form of Certificate To Be Delivered
in Connection with Transfers
Pursuant to Regulation S

U.S. Bank National Association
Corporate Trust Administration
Goodwin Square
225 Asylum Street, 23rd Floor
Hartford.  CT 06103
Attn: Mark Forgetta

Re:                               NOVA Chemicals Corporation, a corporation subject to the Business Corporations Act (New Brunswick), as issuer (the “Company”), U.S.$ 350,000,000 8.375% Senior Notes due 2016 (the “2016 Notes”)

Dear Sirs:

In connection with our proposed sale of U.S.$ 350,000,000 aggregate principal amount of the 2016 Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(2)                                  the offer of the 2016 Notes was not made to a U.S. person or to a person in the United States;

(3)                                  either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(4)                                  no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;

(5)                                  the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(6)                                  we have advised the transferee of the transfer restrictions applicable to the Securities.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or

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official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

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EXHIBIT G

Form of Certificate To Be Delivered
in Connection with Transfers
Pursuant to Regulation S

U.S. Bank National Association
Corporate Trust Administration
Goodwin Square
225 Asylum Street, 23rd Floor
Hartford.  CT 06103
Attn: Mark Forgetta

Re:                               NOVA Chemicals Corporation, a corporation subject to the Business Corporations Act (New Brunswick), as issuer (the “Company”), U.S.$ 350,000,000 8.625% Senior Notes due 2019 (the “2019 Notes”)

Dear Sirs:

In connection with our proposed sale of U.S.$ 350,000,000 aggregate principal amount of the 2019 Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(7)                                  the offer of the 2019 Notes was not made to a U.S. person or to a person in the United States;

(8)                                  either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(9)                                  no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;

(10)                            the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(11)                            we have advised the transferee of the transfer restrictions applicable to the Securities.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or

G-1

official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

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